                                                                    EXHIBIT 4.24

                                                                  Execution Copy

          ============================================================


                      LEASE RECEIVABLES TRANSFER AGREEMENT

                                      among

                       STEELCASE FINANCIAL SERVICES INC.,

                           as Transferor and Servicer,

                      CORPORATE ASSET FUNDING COMPANY, INC.

                             as Conduit Transferee,

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

                                  PARTY HERETO,

                            as Committed Transferees

                                       and

                          CITICORP NORTH AMERICA, INC.,

                                    as Agent

                          Dated as of October 20, 1999

          ============================================================

                                TABLE OF CONTENTS
                                -----------------

Section                                                                                                Page
-------                                                                                                ----

ARTICLE I
         DEFINITIONS...................................................................................   1
         Section 1.01. Definitions and Rules of Construction...........................................   1

ARTICLE II
         AMOUNTS AND TERMS OF THE PURCHASES............................................................
         Section 2.01. The Advances....................................................................
                       ------------
         Section 2.02. Making the Advances.............................................................
                       -------------------
                  (b) Notes............................................................................
                      -----
                  (c) Maturity of Advances.............................................................
                      --------------------
         Section 2.03. Interest and Fees...............................................................
                       -----------------
         Section 2.04. Settlement Procedures...........................................................
                       ---------------------
         Section 2.05. Payments and Computations, Etc..................................................
                       ------------------------------
         Section 2.06. Yield Protection................................................................
                       ----------------
         Section 2.07. Increased Capital...............................................................
                       -----------------
         Section 2.08. Taxes...........................................................................
                       -----
         Section 2.09. Additional Yield................................................................
                       ----------------

ARTICLE III
         CONDITIONS OF ADVANCES........................................................................
         Section 3.01. Conditions Precedent to Initial Advance.........................................
                       ---------------------------------------
         Section 3.02. Conditions Precedent to All Advances............................................
                       ------------------------------------

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES................................................................
         Section 4.01. Representations and Warranties of the Transferor and the Servicer...............
                       -----------------------------------------------------------------

ARTICLE V
         GENERAL COVENANTS
         Section 5.01. Affirmative Covenants of the Transferor and the Servicer........................
                       --------------------------------------------------------
         Section 5.02. Reporting Requirements of the Transferor and the Servicer.......................
                       ---------------------------------------------------------
         Section 5.03. Negative Covenants of the Transferor and Servicer...............................
                       -------------------------------------------------

ARTICLE VI
ADMINISTRATION OF RECEIVABLES..........................................................................
         Section 6.01. Designation of Servicer.........................................................
                       -----------------------
         Section 6.02. Duties of the Servicer..........................................................
                       ----------------------
         Section 6.03. Rights of the Agent.............................................................
                       -------------------
         Section 6.04. Responsibilities of the Transferor .............................................
                       -----------------------------------
         Section 6.05. Further Action Evidencing Agent's Interest......................................
                       ------------------------------------------
         Section 6.06. Removal and Substitution of Pledged Assets......................................
                       ------------------------------------------

ARTICLE VII
EVENTS OF TERMINATION...........................................................
         Section 7.01. Events of Termination....................................
                       ---------------------

ARTICLE VIII

         INDEMNIFICATION........................................................
         Section 8.01. Indemnities by the Transferor............................
                       -----------------------------

ARTICLE IX
         GRANT OF SECURITY INTEREST.............................................
         Section 9.01. Security Interest........................................
                       -----------------

ARTICLE X
         MISCELLANEOUS..........................................................
         Section 10.01. Amendments, Etc.........................................
                        ---------------
         Section 10.02. Notices, Etc............................................
                        ------------
         Section 10.03. No Waiver; Remedies.....................................
                        -------------------
         Section 10.04. Binding Effect; Assignability...........................
                        -----------------------------
         Section 10.05 GOVERNING LAW............................................
                       -------------
         Section 10.06. Costs and Expenses......................................
                        ------------------
         Section 10.07. No Proceedings..........................................
                        --------------
         Section 10.08. Execution in Counterparts; Severability.................
                        ---------------------------------------

ARTICLE XI
         THE AGENT..............................................................
         SECTION 11.01. Authorization and Action................................
                        ------------------------
         SECTION 11.02. Agent's Reliance, Etc...................................
                        ---------------------
         SECTION 11.03. Agents and Affiliates...................................
                        ---------------------
         SECTION 11.04. Transferee's Credit Decision............................
                        ----------------------------
         SECTION 11.05. Delegation of Duties ...................................
                        --------------------
         SECTION 11.06. Successor Agent.........................................
                        ---------------

                                LIST OF EXHIBITS

EXHIBIT A          Description of Credit and Collection Policy

EXHIBIT B          Fiscal Months

EXHIBIT C          Form of Interest Rate Hedge Assignment Acknowledgment

EXHIBIT D          Form of Investor Report

EXHIBIT E          Form of Funding Request

EXHIBIT F          Form of Note

EXHIBIT G          List of Closing Documents

EXHIBIT H          List of Filing Locations

EXHIBIT I          List of Offices of Transferor where Records Are Kept

                      LEASE RECEIVABLES TRANSFER AGREEMENT

                  This LEASE RECEIVABLES TRANSFER AGREEMENT is entered into as of October 20, 1999, among STEELCASE FINANCIAL SERVICES INC., a Michigan corporation, as Transferor and as initial Servicer, CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation, as Conduit Transferee, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Committed Transferees, and CITICORP NORTH AMERICA, INC., a Delaware corporation, as Agent.

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

                  Section 1.01. Certain Defined Terms. The following terms shall
                                ---------------------
have the following meanings (equally applicable to both singular and plural forms):

                  "Adjusted Loss Ratio" means, for any Settlement Date, the
                   -------------------
product of (i) the highest Loss Ratio for any Collection Period during the immediately preceding 36 Collection Periods and (ii) one plus the positive percentage difference, if any, between (A) the average of the aggregate outstanding Installment Payments of all Lease Receivables as of the last day of each of the immediately preceding twelve Collection Periods (such twelve Collection Periods being the "Most Recent Twelve Collection Periods") and (B) the average of the aggregate outstanding Installment Payments of all Lease Receivables as of the last day of each of the twelve Collection Periods immediately preceding the Most Recent Twelve Collection Periods.

                  "Advance" means an advance of funds by the Conduit Transferee
                   -------
or the Committed Transferees in accordance with the terms of Sections 2.01 and
                                                             -------------
2.02.
----
                  "Affected Party" means the Transferees, CNAI, individually and
                   --------------
in its capacity as Agent, any Liquidity Provider and any parent company controlling any of the foregoing.

                  "Affiliate" means, with respect to any Person, any other
                   ---------
Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (a) any Person which beneficially owns or holds 20% or more of any class of voting securities of such specified Person or 20% or more of the equity interest in such specified Person and (b) any Person of which such specified Person beneficially owns or holds 20% or more of any class of voting securities or in which such specified Person beneficially owns or holds 20% or more of the equity interest. For the purposes of this definition, (i) "voting securities" of a Person means any securities which confer upon the holder thereof a right to vote with respect to the election of members of the board of directors or other analogous governing body of such Person (excluding voting power arising only upon the occurrence of a contingency), (ii) "control" when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and (iii) the terms "controlling" and "controlled" have meanings correlative to the foregoing clause (ii).
                                      -----------

                  "Agent" means CNAI, in its capacity as agent for the
                   -----
Transferees together with its successors and permitted assigns.

                  "Aggregate Adjusted Installment Payments" means, as of any
                   ----------------------------------------
Settlement Date, the aggregate unpaid Installment Payments (determined as of the end of the immediately preceding Fiscal Month) of all Eligible Lease Receivables minus the Overconcentration Amount as of such Settlement Date.
-----

                  "Aggregate Advances" means, at any time, the sum of the
                   ------------------
outstanding principal balances of all Advances at such time.

                  "Agreement" means this Lease Receivables Transfer Agreement,
                   ---------
as the same may be amended, modified or supplemented from time to time.

                  "Asset Purchase Agreement" means any asset purchase or other
                   ------------------------
agreements pursuant to which the Conduit Transferee may from time to time assign part or all of its Advances to the Liquidity Providers, as such agreements may be amended from time to time.

                  "Assignee Rate" for any Interest Period means a rate per annum
                   -------------
equal to the LIBO Rate plus 1.25%; provided, however, that the Assignee Rate
                       ----        --------  -------
shall be equal to the Base Rate in effect from time to time (i) for any Interest Period not equal to a month, (ii) with respect to any portion of Advances not outstanding during an entire Interest Period and (iii) at any time when it is unlawful for Citibank to obtain funds in, or Citibank is not offering deposits in dollars in, the London interbank market. Following the occurrence, and during the continuation, of any Event of Termination, the Assignee Rate for each Interest Period shall be the sum of the applicable interest rate per annum determined pursuant to provisions set forth above plus one percent (1.0%) per annum.

                  "Bankruptcy Code" means Title 11 of the United States Code (11
                   ---------------
U.S.C. Section 101 et seq.), as amended from time to time, or any successor
                   -- ---
statute.

                  "Base Rate" means a fluctuating interest rate per annum equal
                   ---------
to the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate.

                  "Breakage Amount" means, for any Interest Period prior to the
                   ---------------
Termination Date during which Advances are reduced on any day other than a Settlement Date, the amount, if any, by which (i) the additional Interest (calculated without taking into account any Breakage Amount) which would have accrued on the reductions of such Advances during such Interest Period (as so computed) if such reductions had remained as Advances, exceeds (ii) the income, if any, received by the applicable Transferee or the applicable Liquidity Provider from the investment by such Person of the proceeds of such reductions of Advances (which investment the Transferee and the Liquidity Providers will use reasonable efforts to make under the then applicable conditions and circumstances).

                  "Business Day" means any day other than a Saturday, Sunday or
                   ------------
public holiday or the equivalent for banks in New York City, New York and, if the term "Business Day" is used in connection with the LIBO Rate, which day is a day on which dealings are carried on in the London interbank market.

                  "Citibank" means Citibank, N.A., a national banking
                   --------
association.

                  "CNAI" means Citicorp North America, Inc., a Delaware
                   ----
corporation.

                  "Collateral" has the meaning given to such term in Section
                   ----------                                        -------
9.01.
----
                  "Collection Account" means the account maintained in the name
                   ------------------
of Agent on behalf of the Transferees at Citibank, N.A. (ABA# 021000089), account no. 40636695, account name: CAFCO Redemption, for the purpose of receiving Collections.

                  "Collection Period" means a period equal to one Fiscal Month,
                   -----------------
provided, however, that the first Collection Period shall be the Transferor's
--------  -------
October Fiscal Month, except that, for purposes of the calculation of the Adjusted Loss Ratio, the Default Ratio and the Delinquency Ratio and the tests thereof under Section 7.01(f), "Collection Period" shall also include the
              ---------------
applicable number of Fiscal Months immediately preceding the Transferor's October Fiscal Month.

                  "Collections" means, with respect to any Lease Receivable, any
                   -----------
and all related cash collections and proceeds and any cash collections of Related Security.

                  "Commitment" means, for any Committed Transferee, the maximum
                   ----------
amount of Advances which may be advanced by such Committed Transferee as set forth opposite such Committed Transferee's name on the signature pages to the Agreement under the caption "Commitment", subject to assignment pursuant to
Section 10.04, as such amount may be reduced in accordance with Section 2.01(b).
-------------

                  "Committed Transferee" means each of the financial
                   --------------------
institutions listed on the signature pages to the Agreement as "Committed Transferees," together with their respective successors and permitted assigns.

                  "Conduit Transferee" means Corporate Asset Funding Company,
                   ------------------
Inc., a Delaware corporation, together with its successors and permitted assigns (other than the Liquidity Providers).

                  "CP Note" means any commercial paper note issued by the
                   -------
Conduit Transferee.

                  "CP Rate" means, for any Interest Period, the per annum rate
                   -------
equal to the weighted average of the per annum rates paid or payable by the Conduit Transferee from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the CP Notes that are allocated, in whole or in part, by the Agent (on behalf of the Conduit Transferee) to fund or maintain the Conduit Transferee's Advances during such Interest Period, as determined by the Agent (on behalf of the Conduit Transferee) and reported to the Transferor and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of CP Notes, to the extent such commissions are allocated, in whole or in part, to such CP Notes by the Agent (on behalf of the Conduit Transferee); provided, however,
--------  -------
that if any component of such rate is a discount rate, in calculating the "CP
                                                                           --
Rate" for such Interest Period, the Agent shall for such component use the rate
----
resulting from converting such discount rate to an interest bearing equivalent rate per annum.

                  "Credit and Collection Policy" means those credit and
                   ----------------------------
collection policies and practices relating to the Lease Receivables and Obligors described in Exhibit A.
             ---------

                  "Deemed Defaulted Lease Receivable" means a Lease Receivable
                   ---------------------------------
which arises under a Lease with respect to which any Installment Payment thereunder remains unpaid for more than 60 days and less than 90 days from the original due date for such payment and which has been removed from the Pledged Assets as a result of a Substitute Receivable becoming a Pledged Asset.

                  "Default Ratio" means, for any Collection Period, a fraction
                   -------------
(expressed as a percentage) determined as of the last day of such Collection Period equal to the sum of the aggregate unpaid Installment Payments under all Lease Receivables which were Defaulted Lease Receivables or Deemed Defaulted Lease Receivables as of such last day (net of any recoveries during such Collection Period with respect to Defaulted Lease Receivables or Deemed Defaulted Lease Receivables) divided by the aggregate unpaid Installment Payments under all Lease Receivables as of the last day of such Collection Period.

                  "Defaulted Lease Receivable" means a Lease Receivable at any
                   --------------------------
time: (i) which arises under a Lease with respect to which any Installment Payment thereunder remains unpaid for more than 90 days from the original due date for such payment, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section
                                                                 -------
7.01(e), (iii) as to which foreclosure proceedings have been initiated and are
-------
continuing, or (iv) which, in accordance with the Credit and Collection Policy, has been or should be written off as uncollectible.

                  "Delinquency Ratio" means, for any Collection Period, a
                   -----------------
fraction (expressed as a percentage) determined as of the last day of such Collection Period equal to (a) the sum of the aggregate unpaid Installment Payments under all Lease Receivables which were Delinquent Lease Receivables on the last day of such Collection Period divided by (b) the aggregate unpaid
                                       ----------
Installment Payments under all Lease Receivables as of the last day of such Collection Period.

                  "Delinquent Lease Receivable" means a Lease Receivable that is
                   ---------------------------
not a Defaulted Lease Receivable and (i) as to which any Installment Payment remains unpaid for more than 60 days from the original due date for such payment or (ii) which, in accordance with the Credit and Collection Policy, has been or should be classified as delinquent.

                  "Discount Rate" means, for each Lease Receivable on any date
                   -------------
of the determination thereof, a per annum rate equal to the sum of (a) the per annum rate that is specified as the fixed rate in the most recent confirmation of the Interest Rate Hedge entered into by Transferor in connection with an Advance hereunder (which reflects a blended rate with all prior Interest Rate Hedges), plus (b) the Margin Rate in effect at the time of the initial Advance
         ----
with respect to such Lease Receivable.

                  "Dynamic Loss Reserve Percentage" means, as of any Settlement
                   -------------------------------
Date, the higher of (i) a percentage calculated as the product of (A) the Adjusted Loss Ratio for such Settlement Date, (B) the Weighted Average Remaining Life at such time (expressed in years) and (C) 3 and (ii) a fraction (expressed as a percentage) having as its numerator the higher of (x) the sum of the aggregate unpaid Installment Payments under all Lease Receivables of the Obligors that are rated Investment Grade having the two largest aggregate unpaid Installment Payments under all Lease Receivables and (y) the sum of the aggregate unpaid Installment Payments under all Lease Receivables of the Obligors that are not rated or are rated less than Investment Grade having the four largest aggregate unpaid Installment Payments under all Lease Receivables and as its denominator the Receivables Balance at such time.

                  "E-Mail Servicer Report" has the meaning given to such term in
                   ----------------------
Section 5.02(c).
---------------

                  "Effective Date" means the first Business Day on which all of
                   --------------
the conditions precedent to the first Advance, as described in Section 3.01,
                                                               ------------
have been satisfied.

                  "Eligible Lease Receivable" means, with respect to a Lease
                   -------------------------
Receivable as of the day it is initially included as a Pledged Asset:

                  (i)  the Obligor of which is a United States resident;

                  (ii) which (A) has not been a Defaulted Lease Receivable or
(B) on the date of the initial Advance with respect thereto, has no payment remaining unpaid for more than 30 days from the original due date for such payment;

                  (iii) which, on the date of the initial Advance with respect thereto, is due and payable in full no more than eighty-four (84) months following such date, provided, that Eligible Lease Receivables may include Lease
                     --------
Receivables which are due and payable in full between sixty (60) and eighty-four
(84) months following such date up to an aggregate Outstanding Balance of such Lease Receivables equal to 30% of the Receivables Balance at such time;

                  (iv) under which all scheduled payments are payable in equal monthly installments and, except with respect to Lease Receivables arising under Leases entered into during August and September, 1999, the first two such Installment Payments thereon have been made;

                  (v) which is denominated and payable only in United States dollars within the United States, the Obligor of which is domiciled in the United States and the Equipment related thereto is located in the United States;

                  (vi) which, together with the Lease related thereto, does not contravene, in any material respect, any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which the Transferor is not in violation of any such law, rule or regulation applicable to such Lease Receivable if such violation would impair the collectibility of such Lease Receivable;

               (vii) which does not require any consent or authorization or approval of, or notice to, the Obligor thereof that has not been obtained or accomplished in connection with the granting of the Lien thereon by the Transferor in favor of the Agent;

               (viii) which satisfies, in all material respects, all applicable requirements of the Credit and Collection Policy;

               (ix) the Obligor of which is not a governmental entity or, to the knowledge of the Transferor, an Affiliate of any of the parties hereto;

               (x) the Obligor of which has not been released, in whole or in part, from any of its obligations thereunder;

               (xi) the Obligor of which is not the Obligor under Defaulted Lease Receivables having Outstanding Balances in the aggregate which exceed 20% of the sum of the aggregate Outstanding Balances of all Lease Receivables of such Obligor; and

               (xii)  which arises under a Lease:

                         (A) which is in full force and effect and constitutes
the legal, valid and binding obligation of the Obligor of such Lease enforceable against such Obligor in accordance with its terms, except as may be limited by the Enforceability Exceptions;

                         (B) which is "chattel paper", an "account" or a
"general intangible" within the meaning of Article 9 the UCC as enacted in any applicable jurisdiction;

                         (C) which constitutes a Finance Lease or a True Lease
and the Obligor Filing Requirement has been satisfied with respect thereto;

                         (D) if a True Lease, the security interest in such
Equipment has been granted to the Agent hereunder, which security interest has been perfected in the Filing Locations;

                         (E) as of the date of the initial Advance with respect
to the related Lease Receivable, (1) there was no default, breach, violation or event (other than the failure to make a payment on the original due date for such payment) that has occurred and is continuing permitting acceleration under the terms of the Lease, and (2) no event (other than the failure to make a payment on the original due date for such payment) had occurred and was continuing that, with notice, the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Lease;

                         (F) which was originated by the Transferor in the
ordinary course of its business;

                         (G) which constitutes a "hell or high-water" obligation
of the Obligor within the meaning of Article 2A of the UCC and requires the Obligor to make all payments of Installment Payments thereunder regardless of the condition of the Equipment to which such Lease relates;

                         (H) which has not been amended, altered, extended or
modified in any way, except in accordance with the Credit and Collection Policy;

                         (I) which has not been satisfied, released, canceled,
subordinated or rescinded, nor has any instrument been executed by the Transferor which would effect any such satisfaction, release, cancellation, subordination or rescission;

                         (J) which is not subject to any right of rescission,
setoff, recoupment, counterclaim or defense (other than the Obligor's right of quiet enjoyment), whether arising out of transactions concerning such Lease or otherwise, and no such right has been asserted in writing by any person with respect thereto;

                         (K) with respect to which all consents, licenses,
approvals and authorizations of any Governmental Authority required to be obtained in connection with the granting of the Lien on the Leases, the Lease Receivables, the Related Security and the Collections by the Transferor have been obtained;

                         (L) which requires the Obligor thereunder to maintain
the Equipment in good and workable order and provides that, (x) in the event of any damage to the Equipment covered by or the subject of such Lease (other than ordinary wear and tear), the Obligor will repair such Equipment to the extent of such damage and (y) in the event of the loss or destruction of the Equipment, the Obligor will replace such Equipment with the same-or-better model Equipment in same-or-better configuration or the Transferor will receive from an insurer or from the Obligor as self-insurer, an amount not less than the Outstanding Balance of the Lease Receivable;

                         (M) with respect to which, together with the related
Pledged Assets, all material taxes, assessments, fines, fees and other liabilities have been paid before they became delinquent, and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made;

                         (N) the Obligor thereof, if rated, is rated "1", "2",
"3", "4" or "8" under the Credit and Collection Policy and is not on the Transferor's "watchlist report";

                         (O) which does not relate to an equipment upgrade
unless such equipment upgrade is set forth in an additional schedule to the related Lease;

                         (P) a first priority Lien in all Lease Receivables
thereunder, all Related Security (other than in respect of Equipment) and Collections with respect thereto has been granted by the Transferor to the Agent and for which all UCC filings necessary to perfect such Lien have been accomplished;

                         (Q) which contains enforceable provisions sufficient to
enable the Transferor (or its assigns) to realize against the Equipment related thereto, subject to the Obligor's right to quiet enjoyment of the Equipment and to the Enforceability Exceptions; and

                         (R) if such Lease has been extended beyond its original
term after the expiration thereof, such extension is in writing and for a minimum term of 12 months.

               "Enforceability Exceptions" means exceptions to the
                -------------------------
enforceability of an obligation arising under (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law.

               "Equipment" means all office furniture and similar equipment
                ---------
leased or financed by the Transferor pursuant to a Lease, together with all additions, replacements, substitutions, parts, repairs, accessories, upgrades, accessions or attachments thereto.

               "Eurocurrency Liabilities" has the meaning assigned to that term
                ------------------------
in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Reserve Percentage" for any Interest Period means the
                -----------------------------
reserve percentage applicable to Citibank during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

               "Event of Termination" has the meaning assigned to that term in
                --------------------
Section 7.01.
------------

               "Excess Discount Payment" means, with respect to any Settlement
                -----------------------
Date, the positive difference, if any, between (i) an amount equal to the product of (A) the Discount Rate applicable to the Lease Receivables included in the Pledged Assets, (B) the average daily outstanding Aggregate Advances during the Interest Period ending on, or immediately prior to, such Settlement Date and
(C) a fraction, having as its numerator, the number of days during such Interest Period and, as its denominator, 360 and (ii) the aggregate amount payable to the Agent pursuant to clauses fourth and fifth of Section 2.04(b).
                  --------------     -----    ---------------

               "Facility Documents" means collectively, the Agreement, the Asset
                ------------------
Purchase Agreements, the Fee Letter and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

               "Facility Limit" means at any time $200,000,000, provided,
                --------------                                  --------
however, that (i) at all times on and after the Termination Date, the "Facility
-------                                                                --------
Limit" shall mean the Aggregate Advances and (ii) the parties hereto may agree
-----
(each in its discretion) to increase the Facility Limit by executing a letter agreement stating the amount of such increased Facility Limit.

               "Fee Letter" means that certain Fee Letter dated as of the date
                ----------
hereof among the Agent and the Transferor.

               "Filing Locations" means the Secretary of State of the State of
                ----------------
Michigan.

               "Final Collection Date" means the date following the Termination
                ---------------------
Date on which the Aggregate Advances have been paid in full and the Affected Parties have received all amounts payable to the Affected Parties (including Interest) pursuant to this Agreement or any other Facility Document.

               "Finance Lease" means a Lease whereby the Transferor has, for
                -------------
purposes of applicable state commercial law, made a loan to the Obligor, which loan is secured by the Obligor's ownership interest in the related Equipment, and the lease and installment payments thereon represent repayment of the principal and interest of such loan.

               "Fiscal Month" means each of the periods described on Exhibit B
                ------------                                         ---------
hereto for the fiscal years 1997 through 2002 (which Exhibit shall be updated by the Transferor from time to time for subsequent years prior to the Final Collection Date).

               "Funding Base" means an amount, calculated on each Settlement
                ------------
Date, equal to the product of (i) the present value of the Aggregate Adjusted Installment Payments, determined by discounting on a monthly basis (assuming a calendar year consisting of twelve thirty-day months) such Aggregate Adjusted Installment Payments at a rate equal to the Discount Rate and (ii) a percentage equal to 100% minus the Required Loss Reserve Percentage with respect to such
              -----
Settlement Date.

               "Governmental Authority" means any federal, state, local or
                ----------------------
foreign government, any political subdivision of any of the foregoing and any agency or instrumentality of any of the foregoing.

               "Initial Funding Date" means the date on which the first Advance
                --------------------
is made pursuant to the Agreement.

               "Installment Payments" means, with respect to any Lease
                --------------------
Receivable, the aggregate amount of installment payments payable by the Obligor under the related Lease, excluding however, (i) all interim rent or payments and
(ii) all supplemental or additional payments, if any, required by the terms of such Lease with respect to sales or use taxes, personal property taxes, insurance, maintenance, purchase option payments, ancillary products and services and other specific charges.

               "Interest" means, for any Interest Period, an amount equal to:
                --------

                                    IR x A x ED/DCF

where:

         A      =    the average daily Aggregate Advances during such Interest
                     Period

         DCF    =    360 or, in the case of Interest calculated by reference to the Base Rate, 365

         IR     =    the weighted average daily (calculated as a function of not only the interest rate but also the portion of Aggregate
                     Advances allocated to such interest rate) Interest Rate for such Interest Period

           ED  =  the actual number of days elapsed during such Interest Period.

               "Interest Period" means (i) with respect to outstanding Advances
                ---------------
that bear interest at the CP Rate, each period commencing on the date which is the second Business Day immediately preceding each Settlement Date and ending on the second Business Day immediately preceding the next Settlement Date (except that the first such Interest Period shall commence on the Initial Funding Date) and (ii) with respect to outstanding Advances that bear interest at the Assignee Rate, the period commencing on, and including, each Settlement Date and ending on, but excluding, the immediately succeeding Settlement Date (except that the first such Interest Period shall commence on, and include, the Initial Funding
Date).

               "Interest Rate" means, for any Interest Period (i) with respect
                -------------
to Advances made by the Committed Transferees, a rate equal to the Assignee Rate for such Interest Period, and (ii) with respect to Advances made by the Conduit Transferee, (x) the CP Rate, or (y) a rate equal to the Assignee Rate for such Interest Period if at any time and for any reason whatsoever, (1) the Conduit Transferee shall not fund or maintain the relevant Advances during such Interest Period through the issuance of CP Notes in the United States commercial paper market, (2) the Agent shall have required that Settlement Dates occur more frequently than monthly pursuant to the proviso in the definition of "Settlement Date" or (3) the Conduit Transferee shall have assigned the relevant Advances to a Liquidity Provider or to any other permitted assignee pursuant to Section
                                                                    -------
10.04.
-----
               "Interest Rate Hedges" means interest rate swap or similar
                --------------------
agreements entered into by the Transferor in connection herewith to provide protection to, or minimize the impact upon, the Transferor of increasing interest rates with respect to any Advances.

               "Interest Rate Hedge Assignment Acknowledgment" means an
                ---------------------------------------------
acknowledgment in substantially the form of Exhibit B executed by a counterparty
                                            ---------
to an Interest Rate Hedge (if other than Citibank).

               "Investment Grade" means, with respect to any Person, that the
                ----------------
long-term unsecured debt of such Person is rated at least BBB- by S&P and at least Baa3 by Moody's, provided, that, if the long-term unsecured debt of such
                       --------
Person is only rated by one of S&P or Moody's, such debt is rated at least the foregoing level from such rating agency.

               "Investor Report" means a report, in substantially the form of
                ---------------
Exhibit C, furnished by the Servicer to the Agent for the Transferees pursuant
---------
to Section 5.02(c).
   ---------------
               "Lease" means a contract in the form of a lease, installment
                -----
sales contract, unsecured promissory note, promissory note/security agreement or other similar type of agreement (and all rights with respect thereto, including all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payments of such lease), which is set forth on a Lease Schedule delivered pursuant to Section 2.02 and has not been removed
                                          ------------
or released from the Pledged Assets in accordance with Section 6.06.
                                                       ------------

               "Lease Receivable" means, with respect to any Lease at any time,
                ----------------
all Installment Payments then or thereafter payable by the Obligor under such Lease, or any supplemental or additional payment, if any, required by the terms of such Lease with respect to insurance, maintenance, ancillary products and services and other specific charges, excluding any such payments or charges which constitute sales or use taxes, personal property taxes, or the price for a purchase option payments.

               "Lease Schedule" has the meaning given to such term in Section
                --------------                                        -------
2.02.
----

               "LIBO Rate" for any Interest Period in respect of a relevant
                ---------
Advance means the rate of interest per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to one month which appears on Page 3750 of the Telerate Service (or any successor page or successor service that displays the British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m. (London, England time) two Business Days before the commencement of such Interest Period.

               "Lien" means any mortgage, pledge, hypothecation, assignment,
                ----
deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever.

               "Liquidity Fee" has the meaning given such term in the Fee
                -------------
Letter.

               "Liquidity Provider" means any of the financial institutions from
                ------------------
time to time party to any Asset Purchase Agreement.

               "Loss Ratio" means, for any Collection Period, a fraction
                ----------
(expressed as a percentage) determined as of the last day of such Collection Period equal to (a) the sum of the aggregate unpaid Installment Payments under all Lease Receivables which became Written-Off Receivables during such Collection Period and each of the preceding eleven Collection Periods (net of aggregate recoveries during such twelve Collection Periods) divided by (b) the
                                                            ----------
average of the aggregate unpaid Installment Payments under all Lease Receivables as of the last day of such Collection Period and as of the last day of each of the preceding eleven Collection Periods.

               "Margin Rate" means, with respect to the Advance made with
                -----------
respect to a Lease Receivable, the sum of (i) the per annum rate applicable from time to time to calculate the Servicer Fee, (ii) 1.25% per annum representing the spread set forth in the definition of "Assignee Rate," and (iii) the pro-rated fees (expressed as a percentage of such Advance), if any, payable by the Transferor with respect to Interest Rate Hedges related to such Lease Receivable.

               "Material Adverse Effect" means a material adverse effect on (i)
                -----------------------
the ability of the Transferor or the Servicer to perform its obligations under any Facility Document, (ii) the legality, validity or enforceability of this Agreement or any other Facility Document, (iii) the Transferor's, the Agent's, the Transferees' or the Liquidity Providers' interests in the Pledged Assets, or
(iv) the collectibility of the Pledged Assets.

               "Moody's" means Moody's Investors Service, Inc. and any successor
                -------
thereto.

               "Note" means that promissory note described as such in Section
                ----                                                  -------
2.02(b) hereof.
-------

               "Notice of Funding" means a written notice, in substantially the
                -----------------
form of Exhibit E, delivered by the Transferor to the Agent pursuant to Section
        ---------                                                       --------
2.02(a).
-------
               "Obligations" means all present and future indebtedness and other
                -----------
liabilities and obligations of the Transferor to the Transferees (including any Transferee in its capacity as a counterparty under an Interest Rate Hedge) and/or any other Affected Party, arising under or in connection with this Agreement and the other Facility Documents, and shall include, without limitation, all liability for principal of the Advances, Interest, fees, expense reimbursements, indemnifications, and other amounts due or to become due from the Transferor to the Transferees (including any Transferee in its capacity as a counterparty under an Interest Rate Hedge) and/or any other Affected Party under this Agreement and under the Interest Rate Hedges.

               "Obligor" means, with respect to a Lease, the Person(s) obligated
                -------
to make payments to the Transferor under such Lease.

               "Obligor Filing Requirement" means, with respect to the
                --------------------------
Transferor's interest in the Pledged Assets, the Servicer has filed all financing statements against the Obligors in order to perfect the Transferor's security interest in any Equipment covered by such financing statements which is deemed to be owned by the Obligor (or, in the case of a True Lease, would be owned by the Obligor if such Lease was a Finance Lease), and such financing statements have not been terminated, released or assigned (except as provided herein).

               "Other Fees" means amounts owed by the Transferor hereunder
                ----------
pursuant to Sections 2.06, 2.07, 2.08, 8.01 and 10.06.
            -------------  ----  ----  ----     -----

               "Outstanding Balance" means, with respect to any Lease Receivable
                -------------------
on any date of determination thereof, an amount equal to the present value of the Installment Payments relating to such Lease Receivable, determined by discounting on a monthly basis (assuming a calendar year consisting of twelve thirty-day months) such Installment Payments from the end of the calendar month in which each such Installment Payment is due, at a rate equal to the Discount Rate with respect thereto to such determination date. Notwithstanding anything to the contrary contained in this Agreement, if any Installment Payment was not paid when due and if such payment remains unpaid at the time the Outstanding Balance of the related Lease Receivable is calculated for any purpose, then the "Outstanding Balance" of such Lease Receivable shall include such unpaid
 -------------------
payment.

               "Overconcentration Amount" means, at any time, an amount equal to
                ------------------------
the sum of (a) an amount calculated for each Obligor equal to the amount by which (i) the aggregate unpaid Installment Payments under all Eligible Lease Receivables of such Obligor and its Affiliates exceeds (ii) 6.0% of the aggregate unpaid Installment Payments under all Eligible Lease Receivables at such time if such Obligor is rated Investment Grade or 3.0% of the aggregate unpaid Installment Payments under all Eligible Lease Receivables at such time if such Obligor is unrated or rated less than Investment Grade, (b) without duplication of the other amounts described in this definition, the amount by which (x) the aggregate unpaid Installment Payments under all Eligible Lease Receivables of Obligors which, in accordance with the Credit and Collection Policy, have a risk rating of "4" exceeds (y) 17.0% of the aggregate unpaid

Installment Payments under all Eligible Lease Receivables at such time (or, in each case, such other percentage for any Obligor designated by the Agent in a writing from time to time), and (c) without duplication of the other amounts described in this definition, the amount by which (x) the aggregate unpaid Installment Payments under all Eligible Lease Receivables of Obligors which, in accordance with the Credit and Collection Policy, have a risk rating of "8" exceeds (y) 7.5% of the aggregate unpaid Installment Payments under all Eligible Lease Receivables at such time (or, in each case, such other percentage for any Obligor designated by the Agent in a writing from time to time), provided, that
                                                                 --------
in respect of each of (a), (b) and (c), the aggregate unpaid Installment Payments will be determined as of the end of the immediately preceding Fiscal Month.

               "Permitted Liens" means any of the following:
                ---------------

               (a) Liens for taxes and assessments (i) which are not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Transferor or, in the case of any Equipment, the relevant Obligor, is maintaining adequate reserves in accordance with generally accepted accounting principles;

               (b) Liens in favor of the Transferees, any Liquidity Provider (but only in connection with this Agreement) or the Agent;

               (c) Liens related to storage, work, labor, usage or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings the effect of which is to stay the enforcement of any such Lien;

               (d) imperfections in title or Liens arising by operation of law not material in amount and which, individually or in the aggregate, do not materially interfere with the rights hereunder of any Transferee or the Agent in the Pledged Assets; and

               (e) with respect to Equipment, the interest of an Obligor in such Equipment under the related Lease (including the quiet enjoyment rights of such Obligor).

               "Parent" means Steelcase Inc., a Michigan corporation.
                ------

               "Parent Performance Guaranty" means the Performance Guaranty of
                ---------------------------
even date herewith executed by Parent in favor of the Agent for the benefit of the Transferees.

               "Person" means an individual, partnership, corporation (including
                ------
a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

               "Pledged Assets" means, at any time, (i) all then outstanding
                --------------
Leases, Lease Receivables, Related Security, payments owing to the Transferor or the Agent on behalf of the Transferees (as applicable) under Interest Rate Hedges covering Lease Receivables and Collections with respect to, and other proceeds of, such Lease Receivables, including, without limitation, all Collections of Lease Receivables relating to payments due thereunder at any time during the month in which such Lease Receivable was the subject of an Advance hereunder and (ii) all Equipment.

               "Pro Rata Share" means, for any Committed Transferee, a fraction
                --------------
(expressed as a percentage) computed by dividing such Committed Transferee's Commitment by the Facility Limit.
           --

               "Program Fee" has the meaning given such term in the Fee Letter.
                -----------

               "Receivables Balance" means, at any time, the sum of the
                -------------------
Outstanding Balances of all Lease Receivables included in the Pledged Assets at such time.

               "Records" means all agreements, documents, instruments, books,
                -------
records and other information maintained by or on behalf of the Transferor with respect to the Lease Receivables, the related Obligors and the Related Security.

               "Related Security" means, with respect to any Lease Receivable,
                ----------------
(i) all security interests or liens and property subject thereto from time to time to the extent purporting to secure payment of such Lease Receivable, whether pursuant to the related contract with the Obligor or otherwise, (ii) the assignment to the Agent, for the benefit of the Transferees, of all UCC financing statements or other filings covering any collateral to the extent securing payment of such Lease Receivable, (iii) all guarantees, prepayment penalties, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time to the extent supporting or securing payment of such Lease Receivable, (iv) all of the Transferor's right, title and interest in and to any proceeds of the sale or lease of Equipment that was repossessed from or returned by an Obligor of a Lease Receivable that was the subject of such Lease, (v) all Records related to such Lease Receivable, and
(vi) all proceeds of the foregoing.

               "Required Loss Reserve Percentage" means, with respect to any
                --------------------------------
Settlement Date, the greater of (a) 12%, and (b) the Dynamic Loss Reserve Percentage calculated as of such Settlement Date.

               "Required Transferees" means Committed Transferees with aggregate
                --------------------
Commitments totaling an amount greater than sixty-six and two thirds percent (66 K %) of the Facility Limit.

               "Responsible Officer" means, with respect to any Person, the
                -------------------
chief executive officer, the chief financial officer, any senior vice president, the treasurer, controller, assistant treasurer or assistant controller, or such other senior officers having titles or responsibilities comparable to such officers, of such Person.

               "S&P" means Standard & Poor's Rating Services, a division of The
                ---
McGraw-Hill Companies, Inc. or any successor thereto.

               "Servicer" means at any time the Person(s) then authorized
                --------
pursuant to Section 6.01 to service, administer, bill and collect Lease
            ------------
Receivables and for so long as the Transferor is so authorized Servicer shall mean Transferor solely in its capacity as Servicer hereunder.

               "Servicer Advance" has the meaning given to such term in Section
                ----------------                                        -------
2.04.
----
               "Servicer Fee" means a fee with respect to each Collection
                ------------
Period, payable in arrears for the account of the Servicer, in an amount equal to the product of (i) the aggregate Outstanding Balances of all Lease Receivables as of the last day of the immediately prior Collection Period and
(ii) the per annum rate of (x) 1.0% if the Transferor or an Affiliate thereof is the Servicer and (y) 110% of the reasonable costs and expenses of servicing the Pledged Assets if a Person other than the Transferor or an Affiliate of the Transferor is the Servicer.

               "Servicer Default" means the occurrence of any of the following:
                ----------------

               (a) The Servicer shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for three
(3) Business Days; or

               (b) The Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for fifteen (15) Business Days after the earlier of (i) written notice from the Agent and (ii) knowledge thereof by a Responsible Officer of the Servicer; or

               (c) Any representation or warranty made or deemed to be made by the Servicer (or any of its Responsible Officers) under this Agreement, any Investor Report or any Notice of Funding shall prove to have been false or incorrect in any material respect when made; or

               (d) (i) The Servicer shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) the Servicer's Board of Directors shall vote affirmatively to authorize any of the actions set forth in clause (i).
----------

               "Settlement Date" means the 15th day of each month, provided
                ---------------                                    --------
that, if such day is not a Business Day, the Settlement Date shall be the immediately succeeding Business Day, and provided, further, that the Agent may,
                                         --------  -------
in its discretion following the occurrence, and during the continuation of an Event of Termination, by notice to the Transferor and the Servicer, require that Settlement Dates occur more frequently than monthly.

               "Specified Termination Date" means October 18, 2000, as such date
                --------------------------
may be extended pursuant to Section 2.10.
                            ------------

               "Substitute Receivable" has the meaning assigned to such term in
                ---------------------
Section 6.06(b).
---------------

          "Termination Date" means the earliest to occur of (i) the Specified
           ----------------
Termination Date, (ii) the declaration or automatic occurrence of the Termination Date pursuant to Section 7.01, and (iii) that Business Day which the
                             ------------
Transferor designates as the Termination Date by notice to the Agent at least two (2) Business Days prior to such Business Day.

          "Transferee" means the Conduit Transferee or a Committed Transferee,
           ----------
as applicable, and "Transferees" means the Conduit Transferee and the Committed
                    -----------
Transferees.

          "Transferor" means Steelcase Financial Services, Inc., and its
           ----------
successors.

          "True Lease" means a Lease which is not a Finance Lease.
           ----------

          "UCC" means, as to each applicable jurisdiction, the Uniform
           ---
Commercial Code as from time to time in effect in the specified jurisdiction.

          "Watch List Ratio" means, for any Collection Period, a fraction
           ----------------
(expressed as a percentage) determined as of the last day of such Collection Period equal to the sum of the aggregate unpaid Installment Payments under all Lease Receivables that are not Defaulted Lease Receivables, Deemed Defaulted Lease Receivables or Delinquent Lease Receivables and that were added to the Servicer's "watch list" during such Collection Period (net of any recoveries with respect to Deemed Defaulted Lease Receivables and Defaulted Lease Receivables for such period) divided by the aggregate unpaid Installment Payments under all Lease Receivables as of the last day of such Collection Period.

          "Weighted Average Remaining Life" means, at any time, a term
           -------------------------------
(calculated in years) equal to:

                                   E(P\\n\\ x T\\n\\)
                                   n     \\n\\
                                       --------

                                        ELRB

where:

     E       = The mathematical symbol for summation. The summation is computed from 1 to n, where n is the number of remaining Installment Payments which comprise all Eligible Lease Receivables at such time.

     P\\n\\ = The amount of the nth Installment Payment which comprises such Eligible Lease Receivables.

     T\\n\\ = The remaining period, in years, from such time until the scheduled due date of such nth Installment Payment.

     ELRB = The sum of the remaining Installment Payments on all Eligible Lease Receivables.

          "Written-Off Receivable" means a Lease Receivable (i) which arises
           ----------------------
under a Lease with respect to which any Installment Payment thereunder remains unpaid for more than 210 days from the original due date for such payment or
(ii) which, in accordance with the Credit and Collection Policy, has been or should be written off as uncollectible.

          Section 1.02. Other Terms. All accounting terms not specifically
                        -----------
defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          Section 1.03. Computation of Time Periods. Unless otherwise stated in
                        ---------------------------
the Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          Section 2.01. Advances. On each Settlement Date during the period from
                        --------
the date hereof to the Termination Date, on the terms and conditions hereinafter set forth, the Conduit Transferee may, in its sole discretion, make Advances, and if the Conduit Transferee declines to so make Advances, the Committed Transferees shall make Advances, in each case, upon the request of the Transferor as reflected in a Notice of Funding. The Transferor may request Advances on any Settlement Date subject to the limitation that, after giving effect to such Advance the Aggregate Advances would not exceed the lesser of (i) the Funding Base on such Settlement Date and (ii) the Facility Limit on such Settlement Date.

          (b) The Transferor may, upon at least five days' notice to the Agent, terminate in whole or reduce in part (ratably among the Committed Transferees) the unused portion of the Facility Limit; provided that each partial reduction
                                          --------
of the Facility Limit shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          Section 2.02. Making of Advances. (a) At least five Business Days
                        ------------------
prior to a Settlement Date on which the Transferor desires the Transferees to make an Advance, the Transferor shall deliver to the Agent a Notice of Funding. Each such Notice of Funding shall include pro forma calculations of the Funding Base in respect of the relevant Settlement Date and shall include a list of Leases (each, a "Lease Schedule") under which the Lease Receivables included in
                 --------------
the Funding Base arise. Following receipt of a Notice of Funding, the Agent will determine whether the Conduit Transferee will make the requested Advance. If the Conduit Transferee declines to make such Advance, the Agent shall promptly notify the Transferor and the Transferor may, on the Business Day on which it receives such notice, if such notice is received at or prior to 1:00 p.m. (New York time) on such day, or the following Business Day, if such notice is received after 1:00 p.m. (New York time) on such day, either (x) cancel the applicable Notice of Funding or (y) request that the Committed Transferees make such Advance, in each case by notice to the Agent. If the Transferor does not so notify the Agent, then the applicable Notice of Funding shall be deemed canceled. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article III, the Conduit Transferee or each Committed Transferee,
             -----------
as applicable, shall make available to the Agent at its address referred to in
Section 2.05, in immediately available funds, an amount equal to (1) in the case
------------
of the Conduit Transferee, the amount of such Advance, and (2) in the case of a Committed Transferee, such Committed Transferee's Pro Rata Share of the amount of such Advance, in each case, net of the amount, if any, to be remitted to the Transferor on the relevant Settlement Date pursuant to clause (vi) of Section
                                                                      -------
2.04(b). After receipt by the Agent of such funds, the Agent will make such
-------
funds available to the Transferor by wire transfer to such account as shall have been designated by the Transferor.

          (b) Notes. All of the Advances shall be evidenced by a promissory note
              -----
substantially in the form attached hereto as Exhibit F (the "Note")
                                             ---------       ----
appropriately completed, duly executed and delivered on behalf of the Transferor and payable to the order of the Agent for the benefit of the Transferees in accordance with the provisions hereof. The funding date and principal amount of each Advance and each repayment or prepayment of principal thereof shall be recorded in the Agent's internal records and, prior to any transfer of such Note, on the grid schedule annexed thereto, and the Transferor hereby authorizes the Agent to make such recordation; provided, however, that the failure of the
                                    --------  -------
Agent to set forth any or all of such information on such schedule or any error in such schedule shall not in any manner affect any payment obligation of the Transferor in accordance with the terms hereof and of such Note. Such updated grid schedules, or other proper records maintained by the Agent in lieu thereof, shall, in the absence of demonstrable error, be presumptively correct evidence of the Advances made by the Transferees to the Transferor. The Transferor shall have no obligations in respect of the Advances except as expressly provided herein.

          (c) Maturity of Advances. The principal amount of each Advance shall
              --------------------
be due and payable in accordance with the settlement procedures described in
Section 2.04.
------------

          Section 2.03. Interest and Fees. (a) Interest shall accrue on the
                        -----------------
outstanding Advances on each day during an Interest Period at the applicable Interest Rate. On each Settlement Date, an amount equal to accrued and unpaid Interest with respect to the immediately preceding Interest Period shall be due and payable to the Agent for the account of the Transferees from Collections in accordance with the settlement procedures described in Section 2.04, provided,
                                                       ------------  --------
that, if there are not sufficient amounts available for distribution under such
Section 2.04 to fully pay accrued and unpaid Interest as a result of Interest
------------
Rate Hedges not having an aggregate notional amount equal to the Aggregate Advances at such time, the Transferor shall pay to the Agent any such shortfall.

          (b) On each Settlement Date, an amount equal to the sum of the Program Fees, Liquidity Fees and Other Fees with respect to the immediately preceding Interest Period shall be due and payable to the Agent for the account of the Transferees from Collections in accordance with the settlement procedures described in Section 2.04.
             ------------

          Section 2.04. Settlement Procedures.
                        ---------------------

          (a)   Collections and Other Amounts.
                -----------------------------

          (i)   Lease Receivable Collections.  On each day, both before and
                ----------------------------
     after the Termination Date, the Servicer shall allocate all Collections of Lease Receivables received on such day as follows:

                (1) All amounts in respect of such Collections pertaining to sales, use or personal property taxes attributable to the Leases and related Equipment shall be remitted to the Transferor and used to pay such taxes; and

                (2) All remaining Collections shall be set aside and held in trust by the Servicer (but, unless required under Section 6.02(b),
                                                            ---------------
          shall not be held in a segregated account), until the next Settlement Date.

          (ii)  Payments Under Interest Rate Hedges. Each payment from the
                -----------------------------------
     applicable counterparty under an Interest Rate Hedge shall be made on a Settlement Date and set aside by the Servicer (or the Agent, as the case may be) and held in trust for the Transferees, the Liquidity Providers and the Transferor.

          (iii) Servicer Advances. If the Servicer has not collected any
                -----------------
     scheduled Installment Payment due on a Lease Receivable since the last Settlement Date and the Servicer reasonably believes that such Installment Payment will be received in ordinary course, the Servicer may make an advance ("Servicer Advance") in an amount equal to such payment and remit the amount of such Servicer Advance to the Collection Account on the next Settlement Date. The Servicer shall be reimbursed for any such Servicer Advance from (i) subsequent Collections of such Installment Payment or (ii) if such Servicer Advance is outstanding on the date on which the related Lease Receivable becomes a Defaulted Lease Receivable, from Collections as described in Section 2.04(b)(ii) hereof.
                  -------------------

          (b)   Settlement Dates. On each Settlement Date, the Servicer shall
                ----------------
(based upon the allocations specified in the applicable Investor Report) remit from the amounts set aside for the Transferees, the Liquidity Providers and the Transferor pursuant to Section 2.04(a)(i)(2) during or in respect of the
                       ---------------------
immediately preceding Collection Period the following amounts for application to the following in the following order of priority:

          (i)   first, to each counterparty under an Interest Rate Hedge, the
                -----
     net amount, if any, due to such counterparty thereunder as of such Settlement Date;

          (ii)  second, to the Servicer the aggregate amount of any unreimbursed
                ------
     Servicer Advances relating to prior Settlement Dates;

          (iii) third, to the Servicer in payment of the Servicer Fee for such
                -----
     Settlement Date;

          (iv)  fourth, to the Agent for allocation to the Transferees and the
                ------
     applicable Liquidity Providers for application to Interest due and payable on such Settlement Date;

          (v)    fifth, to the Agent for allocation to itself, the Transferees
                 -----
     and the Liquidity Providers in payment of the Program Fee and the Liquidity Fee (as the case may be) due and payable on such Settlement Date;

          (vi)   sixth, to the Transferor an amount equal to the Excess Discount
                 -----
     Amount for such Settlement Date;

          (vii)  seventh, to the Agent for allocation to the Transferees an
                 -------
     amount equal to the Aggregate Advances, provided, that (A) if an Advance is
                                             --------
     being made on such Settlement Date, the amount otherwise distributable to the Agent pursuant to this clause seventh in an amount up to the amount of
                                       -------
     such Advance shall be remitted to the Transferor and (B) if such Payment Date occurs on or after the Termination Date, the amount payable to the Agent under this clause seventh shall be capped at an amount such that,
                             -------
     after giving effect to such reduction in the Aggregate Advances, the Funding Base would equal 200% of the outstanding Aggregate Advances;

          (viii) eighth, to the Agent for allocation to itself, the Transferees
                 ------
     and the Liquidity Providers in payment of the Other Fees due and payable on such Settlement Date; and

          (ix)   ninth, to the Transferor all remaining amounts (if any)
                 -----
     following the payment of the amounts set forth in clauses (i) through
                                                       -----------
     (viii) above.
     ------

          Section 2.05. Payments and Computations, Etc. All amounts to be paid
                        -------------------------------
or deposited by the Transferor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to such account as the Agent may designate from time to time in writing. The Transferor and the Servicer shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited by such Person when due hereunder at 2% per annum above the Base Rate, payable on demand. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to the applicable Transferee or the applicable Liquidity Provider, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to, such Transferee or such Liquidity Provider. All computations of Interest, Liquidity Fees, Program Fees, Servicer Fees and Other Fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Interest calculated by reference to the Base Rate, 365 days) for the actual number of days (including the first but excluding the last day) elapsed. In no event shall any provision of this Agreement require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law. In the event that any payment hereunder (whether constituting a payment of Advances, Interest or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

          Section 2.06. Yield Protection. (a) If due to either: (i) the
                        ----------------
introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation (other than laws or regulations relating to taxes) after the date hereof or (ii) the compliance by any Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the date hereof, (1) there shall be an increase in the cost to such Affected Party of accepting, funding or maintaining any Advance hereunder, (2) there shall be a reduction in the amount receivable with regard to any Advance or (3) such Affected Party shall be required to make a payment calculated by reference to the Advances made by it or Interest received by it, then the Transferor shall, from time to time, within 15 days of demand by the Agent, pay the Agent for the account of such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Transferees), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which the Agent reasonably determines is attributable to accepting, funding and maintaining any Advance hereunder, provided, that the Transferor shall have no obligation to pay any
           --------
amount attributable to the period before ninety (90) days prior to the date of such demand. In determining such amount, the Agent may use any reasonable averaging and attribution methods. The applicable Affected Party shall submit to the Transferor a certificate describing in reasonable detail the basis for and the calculation of such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes. Each of the Agent, each Transferee and each Liquidity Provider agrees to use reasonable efforts to promptly notify the Transferor upon learning that amounts for which it is entitled to seek reimbursement under this Section 2.06 have
                                                          ------------
begun to accrue.

          (b)  Prior to demand by any Affected Party of amounts owing under this
Section 2.06, the Affected Party agrees (in order to receive amounts due
------------
pursuant to this Section 2.06) that it will use reasonable efforts to reduce or
                 ------------
eliminate any claim for compensation pursuant to said Section 2.06 including,
                                                      ------------
subject to applicable law, a change in its applicable lending office for this transaction; provided, however, that nothing herein contained shall obligate an
             --------  -------
Affected Party to take any action which, in the sole opinion of such Affected Party, is unlawful, otherwise adverse to its interests or results in any unreimbursed cost or expense to such Affected Party, which cost or expense would not have been incurred but for such action.

          Section 2.07. Increased Capital. (a) If either (i) the introduction of
                        -----------------
or any change in or in the interpretation by any Governmental Authority of any law or regulation after the date hereof or (ii) compliance by any Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Affected Party or such Affected Party reasonably determines that the amount of such capital is increased by or based upon the existence of any Transferee's agreement, in its discretion, or commitment, as applicable, to make or maintain Advances hereunder and other similar agreements or facilities, then, within 15 days of demand by such Affected Party or the Agent, the Transferor shall immediately pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Transferees) or the Agent for the account of such Affected Party from time to time, as specified by such Affected Party or the Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or the Agent on behalf of such Affected Party reasonably determines such increase in capital to be allocable to the existence of the applicable Transferee's agreements hereunder, provided, that the Transferor shall have no obligation to
                      --------
pay any amount attributable to the period before ninety (90) days prior to the date of such demand. A certificate describing in reasonable detail the basis for and calculation of such amounts submitted to the Transferor by such Affected Party or the Agent, shall, in the absence of manifest error, be conclusive and binding for all purposes.

          (b) If any Affected Party shall incur any loss, cost or expense as a result of any reduction in Advances on any date other than a Settlement Date or as a result of the failure of any Advances to be made on the date specified in the applicable Notice of Funding for any reason, the Transferor shall, upon demand by the Agent, pay the Agent for the account of such Affected Party the amount of such losses, costs and expenses. Such Affected Party shall submit to the Transferor and the Agent a certificate as to such amounts, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

          (c)  Prior to demand by any Affected Party of amounts owing under this
Section 2.07, such Affected Party agrees (in order to receive amounts due
------------
pursuant to this Section 2.07) that it will use its reasonable efforts to reduce
                 ------------
or eliminate any claim for compensation pursuant to said Section 2.07 including,
                                                         ------------
subject to applicable law, a change in its applicable lending office for this transaction; provided, however, that nothing herein contained shall obligate any
             --------  -------
Affected Party to take any action which, in the sole opinion of such Affected Party, is unlawful, otherwise adverse to its interests or results in any unreimbursed cost or expense to such Affected Party, which cost or expense would not have been incurred but for such action.

          Section 2.08. Taxes. (a) Except to the extent required by applicable
                        -----
law, any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Transferor hereunder shall be made, in accordance with Section 2.05, free and clear of and without deduction for any
                ------------
and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, except for net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or in which it is otherwise doing business or any political subdivision thereof (such excepted Taxes being "Excepted Taxes"). If the Transferor or the Servicer shall
                      --------------
be required by law to make any such deduction, (i) the Transferor shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08), other than deductions in
                                   ------------
respect of Excepted Taxes, such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Transferor or the Servicer, as the case may be, shall make such deductions and (iii) the Transferor or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Transferor agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder.

          (c) Each Affected Party which is not organized under the laws of the United States or any State thereof shall, within thirty (30) days after such Affected Party becomes a party to or obtains rights under this Agreement, and prior to any payment being made by the Transferor to such Affected Party, deliver to the Transferor (i) two duly completed and executed copies of the IRS Form 1001 or 4224 (or any successor form) as applicable; or (ii) an IRS Form W-8 (or any successor form), as applicable; and (iii) such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Transferor to make payments to, and deposit funds to or for the account of, such Affected Party hereunder and under the other Facility Documents without any deduction or withholding for or on account of any tax. Each such Affected Party shall submit to the Transferor (copied to the Agent) two updated, completed, and duly executed versions of: (i) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Transferor or the substitution of such form; and (ii) such extensions or renewals thereof as may reasonably be requested by the Transferor Notwithstanding the provisions of
Section 2.08(a), the Transferor shall not be obligated to pay any additional
---------------
amounts resulting from the failure of an Affected Party to comply with this
Section 2.08(c).
---------------

          Section 2.09. Additional Interest. To the extent Interest is
                        -------------------
calculated during any Interest Period by reference to the LIBO Rate, the Transferor shall pay to the Agent for the account of the Transferees and the Liquidity Providers (without duplication of amounts otherwise payable hereunder) so long as Citibank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Interest ("Additional Interest") on outstanding Advances for each day
                      -------------------
during such Interest Period, at a rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate of such Interest Period from
(ii) the rate obtained by dividing such LIBO Rate by the percentage equal to 100% minus the Eurodollar Reserve Percentage for such Interest Period.

          Section 2.10. Extension of Specified Termination Date. The Transferor
                        ---------------------------------------
may, upon not less than 30 days (but not more than 45 days) notice prior to the then current Specified Termination Date to the Agent (which shall notify each Transferee of receipt of such request), proposed to extend the Specified Termination Date for an additional 364 days measured from the Specified Termination Date then in effect. Each Transferee shall endeavor to respond to such request, whether affirmatively or negatively (such determination to be in the sole discretion of such Transferee), by notice to the Transferor the Servicer and the Agent no earlier than 30 days prior to the then current Specified Termination Date (but in any event no later than 20 days prior to the then current Specified Termination Date). Any Transferee which does not give such notice to the Transferor, Servicer and Agent by the date 10 days prior to the Specified Termination Date then in effect shall be deemed to have elected not to extend as requested. In the event an extension of the Specified Termination Date is not agreed to by each of the Transferees, the Specified Termination Date shall not be extended.

                                   ARTICLE III

                             CONDITIONS OF ADVANCES

          Section 3.01. Conditions Precedent to First Advance. The Agent shall
                        -------------------------------------
have received each of the documents, instruments, opinions and other agreements listed on Exhibit G as a condition precedent to the first Advance.
          ---------

          Section 3.02. Conditions Precedent to All Advances. Each Advance
                        ------------------------------------
(including the first Advance) by the Transferees to the Transferor shall be subject to the further conditions precedent that on the date of each Advance, each of the following shall be true and correct both before and after giving effect to such Advance:

          (i)   The representations and warranties contained in Article IV are
                                                                ----------
     correct on and as of such day as though made on and as of such date (except for those representations and warranties which are made as of a certain date, which such representations and warranties shall be correct on and as of the date made), and

          (ii) No event has occurred and is continuing, or would result from such Advance which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

Each delivery of a Notice of Funding to the Agent, and the acceptance by the Transferor of the proceeds of such Advance, shall constitute a representation and warranty by the Transferor that, as of the date of such Advance, both before and after giving effect thereto and the application of the proceeds thereof, each of the foregoing statements are true and correct.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.01. Representations and Warranties of the Transferor and the
                        --------------------------------------------------------
Servicer. Each of the Transferor and, except in respect of sub-paragraphs (g),
--------
(h), (i), (k) (l) and (m), the Servicer represents and warrants as to itself, on and as of the date of each Advance, as follows:

          (a)   Due Formation and Good Standing. It is a corporation, duly
                -------------------------------
organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

          (b)   Due Authorization and No Conflict. The execution, delivery and
                ---------------------------------
performance by it of this Agreement and all other Facility Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action on its part, do not contravene (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any material lease, contract, mortgage, financing agreement, indenture or similar instrument binding on it or its property or (iv) any order, writ, judgment, award, injunction or decree binding on it or its property, and do not result in or require the creation of any Lien upon or with respect to any of its properties, except, in the case of clauses (ii) and (iv), where such contravention would not have a Material Adverse Effect. This Agreement and the other Facility Documents to which it is a party have been duly executed and delivered on its behalf.

          (c)  Governmental Consent. No authorization or approval or other
               --------------------
action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other agreement, document or instrument to be delivered by it hereunder, except for filings specified on Exhibit H hereto.
                                ---------

          (d)  Enforceability of Facility Documents. This Agreement and each
               ------------------------------------
other Facility Document to be delivered by it constitute the legal, valid and binding obligation of it enforceable against it in accordance with their respective terms, subject to the Enforceability Exceptions.

          (e)  No Litigation. There are no actions, suits or proceedings
               -------------
pending, or to its knowledge threatened in writing, against it, or its property, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority, which (i) assert the invalidity of this Agreement or any other Facility Document or any action to be taken by it in connection therewith, or (ii) seek to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. It is not in default with respect to any order of any court, arbitrator or Governmental Authority where such default would have a Material Adverse Effect.

          (f)  Accuracy of Information. No Investor Report, Notice of Funding,
               -----------------------
certificate, report or other information (including any schedule hereto) furnished or to be furnished by it to the Agent, any Transferee or any Liquidity Provider in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent, the Transferees or the Liquidity Providers at such time) as of the date so furnished.

          (g)  Perfection of Interest in Lease Receivables and Pledged Assets.
               --------------------------------------------------------------
Each Lease Receivable is owned by the Transferor free and clear of any Lien (other than Permitted Liens), and the Agent, for the benefit of the Transferees, has acquired a valid and perfected first priority security interest in each Lease Receivable and in the Related Security (other than the Equipment), Collections and other Pledged Assets (other than the Equipment) with respect thereto, in each case free and clear of any Liens (other than Permitted Liens); and no effective financing statement or other instrument similar in effect, is filed in any recording office listing the Transferor as debtor, covering any Lease Receivable, Related Security, Collections or other Pledged Assets except such as may be filed in favor of the Agent.

          (h)  Advances. The Aggregate Advances do not exceed the Funding Base
               --------
(after giving effect to any Advances made on such date).

          (i)  Location of Chief Executive Office and Records. Its chief place
               ----------------------------------------------
of business and chief executive office are located at the address referred to in
Section 10.02 hereof and the locations of the offices where it keeps all the
-------------
Records are listed on Exhibit I (or at such other
                      ---------
locations, notified to the Agent in accordance with Section 5.01(f), in
                                                    ---------------
jurisdictions where all action required by Section 6.05 has been taken and
                                           ------------
completed).

          (j)  Taxes. It has filed or caused to be filed all Federal, state and
               -----
local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes prior to such taxes becoming delinquent, other than any taxes or assessments the validity of which are being contested in good faith by appropriate proceedings, except where the failure to file or pay would not have a Material Adverse Effect.

          (k)  Solvency. It is not "insolvent" (as such term is defined in
               --------
Section 101(32)(A) of the Bankruptcy Code.

          (l)  Investment Company Act. It is not an "investment company" within
               ----------------------
the meaning of the Investment Company Act of 1940, as amended.

          (m)  Use of Proceeds. No proceeds of any Advance will be used by the
               ---------------
Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (n)  Year 2000. It has reviewed and assessed all of its computer
               ---------
systems which are material to its business with respect to the ability of such computer systems to recognize correctly references to, and abbreviations of, the year 2000 (including without limitation, references to "00" as the year 2000 and not the year 1900) and it reasonably believes, as a result of such reviews and assessments, that its computer systems material to its business are year 2000 ready.

                                    ARTICLE V

                                GENERAL COVENANTS

          Section 5.01. Affirmative Covenants of the Transferor and the
                        ------------------------------------------------
Servicer. From the Initial Funding Date until the later of the Termination Date
--------
or the Final Collection Date, each of the Transferor and, except in respect of sub-paragraphs (d) (i), (e), and (g), the Servicer will, unless the Agent shall otherwise consent in writing:

          (a)  Compliance with Laws, Etc. Comply in all material respects with
               -------------------------
all applicable laws, rules, regulations and orders with respect to all Leases and the agreements and documents related thereto, except where the failure to so comply would not have a Material Adverse Effect.

          (b)  Preservation of Corporate Existence. Observe all procedures
               -----------------------------------
required by its certificate or articles of incorporation and by-laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such rights, franchises, privileges and qualifications would have a Material Adverse Effect.

          (c)  Books and Records; Audits; Agreed Upon Procedures. (i) Maintain
               -------------------------------------------------
and implement administrative and operating procedures (including an ability to recreate records evidencing the Lease Receivables in the event of the destruction of originals) and keep and maintain all documents, books, records and other information as it may determine to be necessary or advisable for the collection of all Lease Receivables; (ii) from time to time upon not less than ten (10) Business Days' prior notice to it and during regular business hours, permit the Agent, or the Agent's agents or representatives, (A) to have access to all records, files, books of account, data bases and information pertaining to all Lease Receivables and Related Security, including the Records, (B) to discuss matters relating to the Lease Receivables with any of its officers or employees having knowledge of such matters, and (C) permit such Persons to inspect, audit and to make extracts therefrom at the Transferor's expense; and
(iii) on an annual basis, cause to be delivered to the Agent, a report prepared and delivered by the Servicer's outside accountants with respect to agreed-upon procedures in accordance with Statement on Standards for Attestation Engagements No. 4, Agreed-Upon Procedures Engagements, comparing amounts set forth in the Investor Reports to supporting underlying documentation with the specific procedures and the adequacy thereof being agreed to by the Servicer and the Agent.

          (d)  Performance and Compliance with Leases and Credit and Collection
               ----------------------------------------------------------------
Policy. At its expense timely and fully perform and comply, in all material
------
respects, with (i) all provisions, covenants and other promises required to be observed by it under the Leases the failure with which to comply would have a Material Adverse Effect, and (ii) the Credit and Collection Policy in regard to each Lease Receivable.

          (e)  Location of Records. Keep its chief place of business and chief
               -------------------
executive office, and the offices where it keeps the Records, at the address(es) of the Transferor referred to in Section 4.01(i), or, in any such case, upon 10
                                 ---------------
days' prior written notice to the Agent, at such other locations within the United States where all action required by Section 6.05 shall have been taken
                                           ------------
and completed.

          (f)  Obligor Filing Requirement. With respect to each Lease
               --------------------------
Receivable, comply with the Obligor Filing Requirement.

          (g)  Interest Rate Hedges. Maintain at all times Interest Rate Hedges
               --------------------
(i) between the Transferor and either Citibank and/or such other counterparties as may be acceptable to the Agent and have a long-term rating of at least AA-from S&P and Aa3 from Moody's and a short-term rating of at least A1 from S&P and P1 from Moody's, (ii) with an aggregate notional amount not less than 95% of the aggregate unpaid Installment Payments under the Lease Receivables included in the Pledged Assets at such time, and not greater than 105% of the aggregate unpaid Installment Payments under the Lease Receivables included in the Pledged Assets at such time, and (iii) with respect to which periodic payments are made to the applicable counterparty (solely on a net basis from funds available under
Section 2.04(b)(i)) by reference to a fixed rate and the counterparty makes
-------------------
periodic payments to the Transferor or (to the extent the Agent has required such counterparty to remit such payments directly to the Agent) to the Agent (in either case, solely on a net basis) by reference to a rate equal during any Interest Period to the LIBO Rate for such Interest Period.

          Section 5.02. Reporting Requirements of the Transferor and the
                        ------------------------------------------------
Servicer. From the Initial Funding Date until the later of the Termination Date
--------
or the Final Collection Date, the Transferor and, except in respect of sub-paragraphs (b) and (d), the Servicer will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

          (a)  Event of Termination. As soon as reasonably practicable and in
               --------------------
any event within three (3) Business Days after a Responsible Officer has actual knowledge thereof, notice of the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, which such notice shall include a statement of such Responsible Officer setting forth details of such Event of Termination or event and the action which such Person proposes to take with respect thereto.

          (b)  Financial Statements. Furnish to the Agent or cause to be
               --------------------
furnished to the Agent: (i) promptly after being publicly disclosed, and in any event within fifty-five (55) days after the end of the first, second and third quarters in each fiscal year of Parent, copies of the consolidated financial statements of Parent and its subsidiaries, including a balance sheet of Parent and its subsidiaries on a consolidated basis as of the end of such quarterly accounting period and related statements of net earnings and cash flows for the portion of such fiscal year ended with the last day of such quarter, all in reasonable detail, (ii) promptly after being publicly disclosed, and in any event within one hundred (100) days after the end of each fiscal year of the Parent copies of the consolidated financial statements of Parent and its subsidiaries, including a balance sheet of Parent and its subsidiaries on a consolidated basis as of the end of such fiscal year and related statements of net earnings and cash flows for such fiscal year, all in reasonable detail and prepared and certified by independent public accountants of nationally recognized standing selected by the Parent, and stating in comparative form the respective figures for the end of and for the previous fiscal year, and (iii) as soon as available, and in any event promptly after filing thereof, a copy of any filing made by Parent with the Securities and Exchange Commission, including, without limitation, forms 10-Q and 10-K, or with any national securities exchange.

          (c)  Investor Reports. Provide to the Agent, an Investor Report (i) on
               ----------------
or prior to the 15th day of any calendar month following the end of each Collection Period with respect to such Collection Period, and (ii) after the occurrence and during the continuation of an Event of Termination at such other times as the Agent may from time to time reasonably request with respect to such periods of time as the Agent may reasonably specify. The Servicer hereby agrees that (A) it will submit each Investor Report by electronic mail (each an "E-Mail
                                                                          ------
Servicer Report"), (B) it will make arrangements with VeriSign, Inc. (or another
---------------
authenticating organization acceptable to the Agent) to enable the Servicer to generate electronic signatures to be used on such E-Mail Servicer Reports, (C) it will format each E-Mail Servicer Report in accordance with the directions of the Agent, (D) it will send each E-Mail Servicer Report to the electronic mail address designated by the Agent from time to time, (E) it authorizes the Agent to rely on such E-Mail Servicer Report for all purposes related to this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Agent and (F) it acknowledges that the Agent may at any time require it to manually submit a written Investor Report instead of such E-Mail Servicer Report.

          (d)  Reporting on Litigation and Adverse Effects. As soon as
               -------------------------------------------
reasonably practicable and in any event within three (3) Business Days after a Responsible Officer has actual knowledge thereof, notice of the occurrence of any and all litigation or any other matters or events concerning the Transferor which could have a Material Adverse Effect.

          (e)  Changes to Lock-Boxes. As soon as reasonably practicable, notice
               ---------------------
to the Agent of any change in the lock-boxes to which Obligors of Lease Receivables remit Collections.

          (f)  Other Information. As soon as reasonably practicable, from time
               -----------------
to time, such other information, documents, records or reports respecting the Lease Receivables as the Agent may from time to time reasonably request in order to protect the interests of the Agent or any Transferee under or as contemplated by this Agreement.

          Section 5.03. Negative Covenants of the Transferor and the Servicer.
                        -----------------------------------------------------
From the Initial Funding Date until the later of the Termination Date or the Final Collection Date, neither the Transferor nor, except in respect of sub-paragraph (d), the Servicer will, without the written consent of the Agent:

          (a)  Sales, Liens, Etc. Against Lease Receivables and Pledged Assets.
               ---------------------------------------------------------------
Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien other than Permitted Liens (including, without limitation, any Lien arising under the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, or otherwise in favor of the Pension Benefit Guaranty Corporation) upon or with respect to, any Lease Receivable or other Pledged Assets.

          (b)  Extension or Amendment of Lease Receivables. Except in accordance
               -------------------------------------------
with the Credit and Collection Policy or as otherwise permitted in Section 6.02,
                                                                   ------------
extend, amend, or otherwise modify the terms of any Lease Receivable, or amend, modify or waive any term or condition of any contract related thereto, in either case, if such amendment, modification or waiver decreases the Outstanding Balance of the applicable Lease Receivable or adversely affects the collectibilty thereof.

          (c)  Change in Business or Credit and Collection Policy. Make any
               --------------------------------------------------
change in the character of its business or in the Credit and Collection Policy in any manner which would have a Material Adverse Effect.

          (d)  Change in Name. Make any change to its name or use any trade
               --------------
names, fictitious names, assumed names or "doing business as" names unless the Transferor shall have (i) given at least 30 days' prior written notice to the Agent and (ii) taken and completed all action required by Section 6.05.
                                                          ------------

          (e)  Terminate or Reject Contracts. Without limiting Section 6.03(b),
               -----------------------------                   ---------------
terminate or reject any Lease under which a Lease Receivable has arisen prior to the end of the term of such Lease, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), unless (i) with respect to Defaulted Lease Receivables, the Transferor has determined in good faith that such termination or rejection will maximize the recovery thereon, or (ii) prior to, or simultaneously with, such termination or rejection, the Transferor pays the Agent, for the benefit of the Transferees and the Liquidity Providers, an amount equal to the Advance outstanding with respect to such Lease Receivables together with all accrued and unpaid Interest on such Advance, accrued and unpaid fees with respect thereto and all breakage costs (but not gains, if any) incurred in connection with any reduction to the notional amount of any Interest Rate Hedge resulting from such payment.

          (f)  Prepayments of Lease Receivables. Permit or accept the proceeds
               --------------------------------
of any prepayment of a Lease Receivable, unless (i) upon the application of such amounts pursuant to Section 2.04(b) hereof, the Transferor causes the aggregate
                    ---------------
notional amount of Interest Rate Hedges to be reduced by the amount of the Advances outstanding with respect to such Lease Receivable, and (ii) the Transferor is entitled to receive and apply such proceeds in an amount sufficient to repay in full the Advances outstanding with respect to such Lease Receivable and any interest (including interest through the end of the related Collection Period), fees, costs or expenses (including early termination payments) resulting from the reduction of the aggregate notional amount of the Interest Rate Hedges.

                                   ARTICLE VI

                          ADMINISTRATION OF RECEIVABLES

          Section 6.01. Designation of Servicer. The servicing, administering
                        -----------------------
and collection of the Lease Receivables shall be conducted by the Servicer so designated from time to time in accordance with this Section 6.01. The Agent
                                                     ------------
hereby designates the Transferor as Servicer with respect to the Pledged Assets hereunder. Until the Agent gives notice to the Transferor and the Servicer of the designation of a new Servicer as described below, the Transferor hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The parties hereto acknowledge that Trinity Capital Corporation and any other Person approved by the Agent may perform certain of the duties and obligations of the Servicer as subservicers, provided, that the Servicer shall
                                             --------
remain liable and responsible for the performance of any such duties and obligations. The Agent may at any time following a Servicer Default designate as Servicer any Person (including itself) to succeed the Transferor or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Transferor agrees that, upon its replacement as Servicer by the Agent, it will take such actions as the Agent may reasonably require and otherwise cooperate with the Agent and the successor Servicer in effecting the termination of its responsibilities and rights as Servicer hereunder including, without limitation, (i) assisting the successor Servicer in enforcing all rights under the Lease Receivables and Related Security, (ii) transferring, promptly upon receipt, to the successor Servicer any Collections or other amounts related to the Lease Receivables received by the Transferor,
(iii) transferring to the successor Servicer all Records held by or under the control of the Transferor and (iv) following the replacement of the Transferor as Servicer, permit the successor Servicer to have access to all tapes, discs, diskettes and related property containing information concerning the Lease Receivables and the Records and permit the successor Servicer to use all computer software that may facilitate the Servicer's access to and use of such information. Upon the replacement of the Transferor as Servicer, the Transferor shall no longer be entitled to the Servicer Fee accruing from and after the effective date of such replacement.

     Section 6.02. Duties of the Servicer. (a) The Servicer shall take or cause
                   ----------------------
to be taken all such actions as it deems necessary or advisable to collect each Lease Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, each Transferee, each Liquidity Provider and the Agent hereby appoints as its nominee the Servicer, from time to time designated pursuant to Section 6.01, to enforce its
                                                   ------------
respective rights and interests in and under the Leases, the Lease Receivables and the Related Security. In no event shall the Servicer be entitled to make the Agent, any Transferee or any Liquidity Provider a party to any litigation without the Agent's express prior written consent.

     (b) The Servicer shall set aside for the account of the Transferees and the Liquidity Providers the Collections of Lease Receivables in accordance with
Section 2.04, provided, that, until the Agent notifies the Servicer to the
------------  --------
contrary (as described in the immediately succeeding sentence), neither the Servicer nor the Transferor shall be required to segregate the funds constituting Collections prior to the remittance or deposit thereof into the Collection Account in accordance with Section 2.04. At any time following an
                                      ------------
Event of Termination or the downgrade of the Parent's unsecured long-term debt to below BBB by S&P or below, Baa2 by Moody's, if such debt is rated by S&P or Moody's, or below BBB+ if such debt is only rated under the Agent's debt rating model, the Agent may require the Servicer and the Transferor to segregate and deposit the Collections of Lease Receivables into the Collection Account or such other account as shall have been designated by the Agent, set aside for the Transferee and the Liquidity Providers, within two Business Days following receipt by the Servicer of such Collections. At any time following an Event of Termination, the Agent may require the Servicer and the Transferor to engage an independent third-party acceptable to the Agent, to serve as trustee for the receipt of all Collections and the subsequent allocation and distribution thereof. The Transferor shall deliver to the Servicer, and the Servicer shall hold in trust for the Transferor, the Transferees and the Liquidity Providers in accordance with their respective interests, all Records. Notwithstanding anything to the contrary contained herein, the Agent shall, upon the occurrence and continuance of an Event of Termination, have the absolute and unlimited right to direct the Servicer to commence or settle any legal action to enforce collection of any Lease Receivable or to foreclose upon or repossess any Related Security. The Servicer's authorization under this Agreement shall terminate on the Final Collection Date.

     Section 6.03. Rights of the Agent. At any time following the occurrence and
                   -------------------
continuance of an Event of Termination, (i) the Agent may notify (or may direct the Servicer to notify) at any time the Obligors of Lease Receivables, or any of them, of the Transferees and the Liquidity Providers' interest in Pledged Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Lease Receivable be made directly to the Agent or its designee in which case the Agent or its designee shall apply collections in accordance with
Section 2.04(b); (ii) the Transferor shall, at the Agent's request and at the Transferor's expense, give notice of the Transferees' and the Liquidity Providers' interest in the Lease Receivables to each Obligor and direct that payments be made directly to the Agent or its designee; and (iii) each of the Transferor, each Transferee and the Liquidity Providers hereby authorizes the Agent to take any and all steps in the Transferor's name and on behalf of the Transferor, the Transferees and the Liquidity Providers necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Lease Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Lease Receivables.

     Section 6.04. Responsibilities of the Transferor. Anything herein to the
                   ----------------------------------
contrary notwithstanding, the Transferor shall (i) perform all of its obligations under the Leases to the same extent as if Pledged Assets had not been subject to the Lien hereunder and the exercise by Agent of its rights hereunder shall not relieve Transferor from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Pledged Assets. None of the Agent, the Transferees or the Liquidity Providers shall have any obligation or liability with respect to any of the Pledged Assets, nor shall any of them be obligated to perform any of the obligations of the Transferor thereunder.

     Section 6.05. Further Action Evidencing Agent's Interest. The Transferor
                   ------------------------------------------
agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the interest of the Agent granted hereunder or enable the Agent to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Transferor will upon the request of the Agent (i) mark its master data processing records evidencing such Lease Receivables with a legend, acceptable to the Agent, evidencing that a Lien therein has been assigned to the Agent under this Agreement, (ii) execute and file such financing statements, continuation statements or amendments thereto or assignments thereof, and execute and file such other instruments or notices, as may be necessary or appropriate or as the Agent may reasonably request and (iii) following the occurrence of an Event of Termination or a downgrade of the unsecured long-term debt of Parent to below BBB by S&P or Baa2 by Moody's, if such debt is rated by S&P or Moody's, or below BBB+ if such debt is only rated under the Agent's debt rating model, remit the original copies of all chattel paper evidencing the Lease Receivables to a custodian selected by the Agent. The Transferor hereby authorizes the Agent to file one or more financing statements, continuation statements and amendments thereto and assignments thereof, relative to all or any of the Lease Receivables and the other Pledged Assets now existing or hereafter arising without the signature of the Transferor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Assets, or any part thereof, shall be sufficient as a financing statement. If the Transferor fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Transferor upon the Agent's demand therefor.

     Section 6.06. Removal and Substitution of Pledged Assets.
                   ------------------------------------------

     (a) On any Settlement Date prior to the occurrence of the Termination Date, the Transferor may remove one or more Lease Receivables, together with the related Leases and Related Security, from the Pledged Assets by listing such Lease Receivables in the Investor Report delivered in connection with such Settlement Date, provided, however, that (i) no such removal shall occur unless,
                 --------  -------
after giving effect thereto and the payments made on such Settlement Date, the Funding Base equals or exceeds the Aggregate Advances and (ii) unless otherwise agreed by the Agent, the aggregate Outstanding Balance of Lease Receivables removed from the Pledged Assets pursuant to this Section 6.06(a) which
                                                 ---------------
constitute Defaulted Lease Receivables
shall not exceed ten percent (10%) of aggregate Outstanding Balance of the Lease Receivables which become Pledged Assets hereunder.

     (b) On any Settlement Date prior to the occurrence of the Termination Date, the Transferor may, subject to the conditions set forth in this Section 6.06(b),
                                                                ---------------
replace any Lease Receivable included in the Pledged Assets with one or more other Lease Receivables (each, a "Substitute Receivable"); provided, however,
                                  ---------------------    --------  -------
that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution by the Substitute Receivables to be substituted on such date (it being understood that for all purposes hereunder the Outstanding Balance of a Substituted Receivable shall be calculated using the same Discount Rate applicable to the Lease Receivable being replaced):

          (i)   each Substitute Receivable is an Eligible Lease Receivable;

          (ii) after giving effect to any such substitution, the Funding Base equals or exceeds the Aggregate Advances;

          (iii) such substitution does not cause an Event of Termination to occur;

          (iv) no selection procedure adverse to the Transferees was utilized in selecting any such Substitute Receivable from those Leases owned by the Transferor as of the date of such substitution;

          (v) after giving effect to such substitution, the Transferor will be in compliance with the requirements of Section 5.01(g); and
                                            ---------------

          (vi) the Investor Report with respect to such Settlement Date shall contain a certification by the Transferor that each of the foregoing is true and correct as of such date.

          (c) Each Substitute Receivable, together with the related Lease, Related Security and Collections with respect thereto shall automatically become Pledged Assets hereunder subject to the security interest granted to the Agent. In connection with any removal or substitution of a Lease Receivable under this
Section 6.06, the Agent shall, automatically and without further action, be
------------
deemed to release its security interest in and lien on such Lease Receivable and related Pledged Assets.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

          Section 7.01. Events of Termination. If any of the following events
                        ---------------------
("Events of Termination") shall occur:
  ---------------------

          (a) The Transferor shall fail to make any payment or deposit to be made by it hereunder when due and any such failure shall remain unremedied for three (3) Business Days; or

          (b) The Transferor shall fail to perform or observe any term, covenant or agreement contained in (i) Section 5.02(a) or Section 5.03 of this Agreement
                              ---------------    ------------
or (ii) any other provision of this Agreement or any other Facility Document on its part to be performed or observed and, in the case of clause (ii), any such failure shall remain unremedied for thirty (30) days; or

          (c) Any representation or warranty made or deemed to be made by the Transferor (or any of its Responsible Officers) under or in connection with this Agreement, any Investor Report, any Notice of Funding or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made provided, however that if such representation relates to a Lease Receivable, such Lease Receivable shall cease to be an Eligible Lease Receivable and no Event of Termination shall occur under this
Section 7.01(c) if, after giving effect thereto, the Aggregate Advances do not
---------------
exceed the Funding Base; or

          (d) Except to the extent permitted by the terms hereof, the Transferees shall cease to own or have a valid and perfected security interest in the Pledged Assets or, in the case of the Lease Receivables, such ownership or security interest shall cease to be a first priority ownership or security interest; or

          (e) (i) The Transferor shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Transferor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or; or (ii) the Transferor's Board of Directors shall vote affirmatively to authorize any of the actions set forth in clause (i) above in this subsection (e); or
         ---------                --------------

          (f) As of the last day of any Collection Period, (1) the average of the Delinquency Ratios for such Collection Period and the two immediately preceding Collection Periods shall exceed 1.50%, (2) the average of the Default Ratios for such Collection Period and the two immediately preceding Collection Periods shall exceed 2.0%, (3) the Adjusted Loss Ratio shall exceed 1.50% or (4) the Watch List Ratio shall exceed 6.0%; or

          (g) A Servicer Default shall have occurred and be continuing; or

          (h) (i) The Parent shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Parent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or; or (ii) the Parent's Board of Directors shall vote affirmatively to authorize any of the actions set forth in clause (i) above in this subsection (h); or
    ---------               --------------

          (i) The Parent shall fail to pay any principal of or premium or interest on any indebtedness which is outstanding in a principal amount of $25,000,000 or greater when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and any such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness of the Parent or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of such default; or

          (j) The long term unsecured debt obligations of Parent is rated less than Investment Grade or, if not rated by S&P or Moody's, is rated less than BBB under the Agent's internal ratings model; or

          (k) There shall occur a breach of the Parent Performance Guaranty,

then, and in any such event, the Agent shall, at the request, or may with the consent, of the Transferees, by notice to the Transferor declare the Termination Date to have occurred, except that, in the case of any event
                                   ------
described in clause (i) of subsection (e) above, the Termination Date shall be
             ----------    --------------
deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent and the Transferees shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Upon the occurrence of the Termination Date, (x) all Advances and
(y) Interest, fees, expense reimbursements, indemnifications, and other amounts due or to become due under this Agreement shall be immediately due and payable as provided in Section 2.04.
               ------------

                                  ARTICLE VIII

                                 INDEMNIFICATION

          Section 8.01. Indemnities by the Transferor. Without limiting any
                        -----------------------------
other rights which any Affected Party may have hereunder or under applicable law, the Transferor hereby agrees to indemnify any Transferee, CNAI, individually and in its capacity as Agent, and any Liquidity Provider (the "Indemnified Parties"), from and against any and all damages, losses, claims,
 -------------------
liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by such Indemnified Party to
 -------------------
the extent relating to or arising from this Agreement or the pledge of the Pledged Assets or in respect of any Lease Receivable or any Lease, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or (ii) recourse for an Obligor's inability for credit reasons to make payments of Lease Receivables. Without limiting the foregoing Transferor, shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

               (i) the inaccuracy of any representation or warranty made or deemed made by the Transferor, including in its capacity as Servicer, (or any of its officers) under this Agreement;

               (ii) the failure by the Transferor, including in its capacity as Servicer, to comply with any term, provision or covenant contained in this Agreement or any Facility Document to which it is party or with any applicable law, rule or regulation with respect to any Lease Receivable or the Related Security;

               (iii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with services the sale or provision of which gave rise to any Lease Receivable;

               (iv) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable by the Transferor in connection with the Pledged Assets and taxes and other charges to be paid under Section 2.08;
      ------------

               (v) the failure of the Transferor to have a perfected first priority Lien on any Related Security which secures the payment of a Lease Receivable;

               (vi) the failure to vest and maintain vested in the Agent, on behalf of the Transferees and the Liquidity Providers, a first priority perfected ownership or security interest in the Lease Receivables (including as a result of any failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC or other applicable laws against the Transferor with respect to any Pledged Assets), together with all Collections and Related Security (other than Equipment), free and clear of any Lien, whether existing at the time such Lease Receivable arose or at any time thereafter;

               (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Lease Receivable (including, without limitation, a defense based on the related Lease not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or provision of any services related to such Lease or the furnishing or failure to furnish such services;

               (viii) the commingling of Collections at any time with other funds, whether by the Servicer, the Transferor or any of their respective affiliates; and

               (ix) the inability of the Transferor to confirm that the first two Installment Payments have been made on Lease Receivables arising under Leases entered into during August and September, 1999.

Any amounts subject to the indemnification provisions of this Section 8.01 shall
                                                              ------------
be paid by the Transferor to the Agent within five Business Days following Agent's demand therefor.

                                   ARTICLE IX

                           GRANT OF SECURITY INTEREST;

               SECTION 9.01. Grant of Security Interest. To secure the prompt
                             --------------------------
and complete payment when due of the Obligations and the performance by the Transferor of all of the covenants and obligations to be performed by it pursuant to this Agreement, the Transferor hereby assigns as security and pledges to the Agent, for the benefit of the Transferees and any successor and assign thereof (including, without limitation, the Liquidity Providers), and grants to the Agent, for the benefit of the Transferees, the counterparties to any Interest Rate Hedges and any successor and assign thereof (including, without limitation, the Liquidity Providers), a security interest in all of the Transferor's right, title and interest in and to all of the following property and interests in property (collectively, the "Collateral"), whether now owned or
                                              ----------
existing or hereafter arising or acquired and wheresoever located:

               (i) all Equipment and substitutions therefor and products and proceeds thereof, including, without limitation, all payments under insurance (whether or not the Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing;

               (ii)  all Lease Receivables;

               (iii) all Related Security with respect to the Lease Receivables;

               (iv)  all Leases;

               (v)   all funds on deposit in the Collection Account;

               (vi)  all Collections; and

               (vii) proceeds and other monies due and to become due to the Transferor in respect of any of the foregoing.

                                    ARTICLE X

                                  MISCELLANEOUS

               Section 10.01. Amendments, Etc. No amendment to or waiver of any
                              ---------------
provision of this Agreement nor consent to any departure by the Transferor, shall in any event be effective unless the same shall be in writing and signed by (i) the Transferor, the Agent and the Required Transferees (with respect to an amendment) or (ii) the Agent and the Required Transferees (with respect to a waiver or consent by them) or the Transferor (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification or waiver (i)
       --------  -------
shall affect the rights or duties of the Servicer hereunder without the prior written consent of the Servicer or (ii) shall, without the prior written consent of each Transferee (A) reduce the principal of, or Interest on, the Advances or any fees or other amounts payable hereunder, (B) postpone any date fixed for any payment of principal of, or

Interest on, the Advances or any fees or other amounts payable hereunder, (C) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Transferees, which shall be required for the Transferees or any of them to take any action hereunder, (D) amend or modify the calculation of the Required Loss Reserve Percentage, (E) release the Parent from any of its obligations under the Performance Guaranty or (F) amend this Section 10.01. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

               Section 10.02. Notices, Etc. All notices and other communications
                              ------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and shall be personally delivered or sent by first class mail, postage prepaid, or by courier or by facsimile, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, three days after being deposited in the mails, or, in the case of notice by facsimile, when electronic communication of receipt is obtained, in each case addressed as aforesaid.

               Section 10.03. No Waiver; Remedies. No failure on the part of the
                              -------------------
Agent, any Transferee or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               Section 10.04. Binding Effect; Assignability. (a) This Agreement
                              -----------------------------
shall be binding upon and inure to the benefit of the Transferor, the Servicer, the Agent, the Transferees and their respective successors and permitted assigns (which successors of the Transferor shall include a trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Collection Date; provided, however, that the rights and remedies
                                 --------  -------
with respect to any breach of any representation and warranty made by the Transferor pursuant to Article IV and the indemnification and payment provisions
                       ----------
of Sections 2.06, 2.07, 2.08, Article VII and Article VIII shall be continuing
   -------------  ----  ----  -----------     ------------
and shall survive any termination of this Agreement.

               (b) The Transferor may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Transferees and the Agent. The Conduit Transferee may, (i) without the consent of the Transferor, assign at any time all or any portion of its rights and obligations hereunder and interests herein to (a) CNAI, any affiliate of CNAI or any special purpose receivables investment vehicle managed by CNAI or any affiliate of CNAI, or (b) any Person pursuant to an Asset Purchase Agreement and (ii) with the consent of the Transferor (such consent not to be unreasonably withheld) and the Agent, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person not described in the preceding clause (i). Any Committed Transferee may, with the consent of the Transferor (such consent not to be unreasonably withheld) and the Agent, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person. Upon any such assignment, the assignee shall succeed to and become vested with all the rights, powers, privileges and duties of such Transferee, and the resigning Transferee shall be discharged from its duties and obligations as Transferee hereunder. The Transferor and the Servicer agree to execute or obtain such other documentation as may be reasonably requested by the assigning Transferee in order to effectuate such assignment.

               (c) Notwithstanding any other provisions of this Agreement, any Transferee may at any time create a security interest in all or a portion of its rights under this Agreement or any other Facility Document in favor of the Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               Section 10.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
                              -------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE TRANSFEROR IN THE PLEDGED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

               Section 10.06. Costs and Expenses. The Transferor agrees to pay
                              ------------------
on demand (i) all reasonable costs and expenses incurred in the periodic auditing of the Transferor or the Servicer pursuant to Section 5.01(c) and (ii)
                                                       ---------------
all reasonable costs and expenses of the Transferees and the Agent in connection with the preparation, execution, amendment, waiver and enforcement of this Agreement and the other agreements and documents to be delivered hereunder. In addition, the Transferor shall pay on demand the reasonable fees and out-of-pocket expenses of counsel for the Conduit Transferee or any counsel for any general or limited partner or shareholder of the Conduit Transferee with respect to (i) advising the Conduit Transferee or such general or limited partner or shareholder as to its rights and remedies under this Agreement, (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or (iii) advising the Conduit Transferee or such general or limited partner or shareholder as to matters relating to the Conduit Transferee's operations; provided, however, that if the Conduit Transferee enters into agreements for the purchase of or the grant of a security interest in receivables from one or more other Persons ("Other Transferors"), the Transferor
                                             -----------------
and such Other Transferors shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of the Conduit Transferee to acquire by purchase or as security receivables from the Transferor and each Other Transferor; provided, further, that if such Other Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Other Costs, but if such Other Costs are attributable to any Other Transferor and not the Transferor, the Transferor shall not be liable for such Other Costs.

               Section 10.07. No Proceedings. The Transferor, each Liquidity
                              --------------
Provider and the Agent each hereby agrees that it will not institute against the Conduit Transferee any proceeding of the type referred to in clause (i) of
                                                             ----------
Section 7.01(e) so long as any CP Notes shall be
---------------
outstanding or there shall not have elapsed one year plus one day since the last day on which any such CP Notes shall have been outstanding.

               Section 10.08. Execution in Counterparts; Severability. This
                              ---------------------------------------
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               Section 10.09 Confidentiality. The Agent, each Transferee and
                             ---------------
each Liquidity Provider agrees, insofar as is legally possible, to use its reasonable best efforts to keep in confidence all financial data and other information relative to the affairs of the Transferor, the Servicer and the Pledged Assets heretofore furnished or which may hereafter be furnished to it pursuant to the provisions of this Agreement; provided, however, that this
                                              --------  -------
Section 10.09 shall not be applicable to information which is or becomes available to the Agent, a Transferee or a Liquidity Provider from a source other than the Servicer or the Transferor; and provided further that such obligations
                                         -------- -------
of each Agent, each Transferee and each Liquidity Provider shall be subject to each Agent's, each Transferee's and each Liquidity Provider's (a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, its affiliates, bank, auditors, accountants and its counsel, and (c) right to disclose any such information, (i) in connection with the transactions set forth herein including assignments and sales of participation interests pursuant to Section 10.04 hereof or (ii) in or in connection with any litigation or dispute involving the Agent, the Transferees and the Transferor, provided that information disclosed pursuant to this proviso shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

                                   ARTICLE XI

                                    THE AGENT

               Section 11.01. Authorization and Action. Each Transferee hereby
                              ------------------------
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the
                                ----------
Agent and the Transferees and the Transferor shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. The Agent shall distribute all Collections and other amounts received or acquired by it hereunder on behalf of the applicable Transferees to such Transferees in accordance with Article II hereof.
                ----------

               Section 11.02. Agent's Reliance, Etc. Neither the Agent nor any
                              ---------------------
of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by the Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the
Agent: (i) may consult with legal counsel (including counsel for the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Advance and shall not be responsible to any Transferee for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Transferor or the Servicer or to inspect the property (including the books and records) of the Transferor and the Servicer; (iv) shall not be responsible to any Transferee for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

               Section 11.03. Agent and Affiliates. With respect to any Advance
                              --------------------
(or portion thereof) held by CNAI, CNAI shall have the same rights and powers under this Agreement as would a Transferee if it were holding such Advance (or portion thereof) and may exercise the same as though CNAI was not the Agent hereunder. CNAI and its Affiliates may generally engage in any kind of business with the Transferor or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor or any Obligor or any of their respective Affiliates, all as if CNAI was not the Agent and without any duty to account therefor to any Transferee.

               Section 11.04. Transferee's Credit Decision. Each Transferee
                              ----------------------------
acknowledges that it has, independently and without reliance upon the Agent, Citibank or any of their respective Affiliates or any other Transferee, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to make Advances hereunder. Each Transferee also acknowledges that it will, independently and without reliance upon the Agent, Citibank or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

               Section 11.05. Delegation of Duties. The Agent may execute any of
                              --------------------
its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               Section 11.06. Successor Agent. The Agent may, upon thirty (30)
                              ---------------
days' notice to the Transferor, each Transferee and each other party hereto, resign as Agent. If CNAI shall resign as Agent under this Agreement, then the Required Transferees during such thirty-day period shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and references herein to the Agent shall mean such successor agent, effective upon its appointment; and such former Agent's rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as such agent, the provisions of Article VIII,
                                                               ------------
this Article XI and Section 10.06 shall inure to its benefit as to any actions
     ----------     -------------
taken or omitted to be taken by it while it was Agent under this Agreement.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


TRANSFEROR/SERVICER:                     STEELCASE FINANCIAL SERVICES INC.


                                         By  /s/ Thomas P. Sullivan
                                             ------------------------------
                                             Name:
                                             Title:

                                         901 44th Street, S.E.
                                         Grand Rapids, MI 49508
                                         Attn: Chief Financial Officer
                                         Telecopy: (616) 698-3863


AGENT:                                   CITICORP NORTH AMERICA, INC., as Agent


                                         By  /s/ Nancy G. Free
                                             ------------------------------
                                             Name: NANCY GEORGI FREE
                                             Title: Vice President

                                             450 Mamaroneck Ave.
                                             Harrison, New York 10528
                                             Attn: Global Securitization
                                             Telecopy: (914) 899-7015

CONDUIT TRANSFEREE:               CORPORATE ASSET FUNDING COMPANY, INC.

                                  By: Citicorp North America, Inc., as Attorney-
                                      in-Fact


                                  By  /s/ Nancy G. Free
                                      ------------------------------
                                      Name: NANCY GEORGI FREE
                                      Title: Vice President

                                      450 Mamaroneck Ave.
                                      Harrison, New York 10528
                                      Attn: Global Securitization
                                      Telecopy: (914) 899-7015


COMMITTED TRANSFEREES:

Commitment:                       CITIBANK, N.A.
----------
$200,000,000

                                  By  /s/ Nancy G. Free
                                      ------------------------------
                                      Name: NANCY GEORGI FREE
                                      Title: Vice President

                                      450 Mamaroneck Ave.
                                      Harrison, New York 10528
                                      Attn: Global Securitization
                                      Telecopy: (914) 899-7015

                                                                       EXHIBIT A

                   DESCRIPTION OF CREDIT AND COLLECTION POLICY


                             ON FILE WITH THE AGENT

                                                                       EXHIBIT C


              FORM OF INTEREST RATE HEDGE ASSIGNMENT ACKNOWLEDGMENT


                                   [Attached]

                                                                       EXHIBIT C

                  INTEREST RATE HEDGE ASSIGNMENT ACKNOWLEDGMENT

                                     [Date]

[Name of Hedge Counterparty]

[Address of Hedge Counterparty]

Attention:___________________________

Re: ISDA Master Agreement dated as of _______, 19_ (the "Hedge Agreement") between [Name of Hedge Counterparty] (the "Counterparty") and Steelcase Financial Services Inc. ("Steelcase")

            Steelcase hereby notifies you that Steelcase has assigned to Citicorp North America, Inc., as agent under the "Lease Receivables Transfer Agreement" identified below (the "Agent"), all of its right, title and interest in and to any interest rate hedge transaction (each, a "Hedge") entered into pursuant to the Hedge Agreement including, without limitation, (1) all rights of Steelcase to receive moneys due and to become due under or pursuant to the Hedges, (ii) claims of Steelcase for damages arising out of or for breach or default under the Hedges, (iii) the right of Steelcase to terminate the Hedges or the Hedge Agreement, and to compel performance and otherwise exercise all remedies thereunder, and (iv) all proceeds of any and all of the foregoing (the assignment, right, title and interest of Steelcase in and to the Hedges and the Hedge Agreement being referred to as the "Assigned Rights").

            As used herein, "Lease Receivables Transfer Agreement" shall mean that certain Lease Receivables Transfer Agreement dated as of October 20,1999 among Steelcase, as "Transferor" and "Servicer," Corporate Asset Funding Company, Inc., as "Conduit Transferee," the financial institutions from time to time party thereto, as "Committed Transferees" and the Agent.

            The Counterparty hereby agrees that, until the Counterparty receives written notice from the Agent to the contrary, the Counterparty shall make all payments under the Hedge Agreement and the Hedges to Steelcase or as Steelcase may from time to tine direct. Upon the Counterparty's receipt of written notice from the Agent directing the same, (i) the Counterparty will cease to make any such payments to or upon the direction of Steelcase, and shall make all such payments only to the Agent or as the Agent may from time to time direct, and
(ii) the Agent shall be entitled to exercise any and all rights and remedies of Steelcase under the Hedge Agreement and the Hedges to receive such payments in accordance with the terms hereof.

            All payments to be made under the Hedge Agreement and the Hedges by the Counterparty shall be made by the Counterparty irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (other than netting for payments owing by Steelcase thereunder in accordance with the terms of the Hedge Agreement and the Hedges) and shall be final, and the Counterparty will not seek to recover from the Agent for any reason any such payment once made.

            Notwithstanding the foregoing, (a) Steelcase shall remain liable under the Hedge Agreement and each Hedge to perform all of its duties and obligations thereunder to the same extent as if this Acknowledgment had not been executed, (b) the exercise by the Agent of any of the rights thereunder shall not release Steelcase from any of its duties or obligations under the Hedge Agreement or any Hedge, and (c) none of the Agent or any "Transferee" under (and as defined in) the Lease Receivables Transfer Agreement shall have any obligation or liability under the Hedge Agreement or any Hedge by reason of this Acknowledgment, nor shall any of them be obligated to perform any of the obligations or duties of Steelcase thereunder or to take any action to collect or enforce any claim for payment thereunder.

            Steelcase shall not, without the prior written consent of the Agent
(i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Assigned Rights, or create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Assigned Rights, except for the assignment acknowledged hereby; (ii) cancel or exercise any right to terminate the Hedge Agreement or any Hedge or consent to or accept any cancellation thereof; (iii) amend or otherwise modify the Hedge Agreement or any Hedge or give any consent, waiver or approval thereunder; (iv) waive any default under or breach of the Hedge Agreement or any Hedge; or (v) take any other action in connection with the Hedge Agreement or any Hedge which would impair the value of the interest or rights of Steelcase thereunder or which would impair the interests or rights of the Agent.

            No amendment or waiver of any provision hereof, and no consent to any departure by Steelcase herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, Steelcase and the Counterparty, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            This letter agreement may be executed in counterparts, each of which when executed by the parties hereto shall be deemed an original and all of which together shall be deemed the same instrument.

            This letter agreement shall be binding upon Steelcase and the Counterparty and their respective successors and assigns, and shall inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the "Transferees" under (and as defined in) the Lease Receivables Transfer Agreement and their respective successors, transferees and permitted assigns. This letter agreement shall be governed by and construed in accordance with the laws (including Section 5-1401 of the General Obligations Laws of New York but otherwise without regard to conflicts of law provisions) of the State of New York.

                                              Very truly yours,

                                              STEELCASE FINANCIAL SERVICES INC.


                                              By: _____________________________
                                                  Name:
                                                  Title:

Acknowledged and agreed:

[NAME OF HEDGE COUNTERPARTY]


By: _____________________________
    Name:
    Title:

CITICORP NORTH AMERICA, INC.


By: _____________________________
    Name:
    Title:

                                                                       EXHIBIT E


                             FORM OF FUNDING REQUEST


                                   [Attached]

                                                                       EXHIBIT E

                             FORM OF FUNDING REQUEST


                                     [Date]

               The undersigned, Steelcase Financial Services Inc. (the "Transferor"), refers to the Lease Receivables Transfer Agreement (the "Agreement;" capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Agreement) dated as of October 20,1999, among the Transferor, Corporate Asset Funding Company, Inc. (the "`Conduit Transferee"), the financial institutions from time to time party thereto (the "Committed Transferees") and Citicorp North America, Inc. (the "Agent"). Transferor hereby gives you notice, pursuant to Section 2.02(a) of the
                                                ---------------
Agreement, that the undersigned wishes to request an Advance under the Agreement and in that connection sets forth below the information relating to such
Advance:

               (i) The Business Day of the requested Advance is [________________].

               (ii)   The amount of the requested Advance is $_______________.

               (iii) The Aggregate Advances after giving effect to the requested Advance is $__________________.

               (iv) Attached hereto as Schedule I is a Lease Schedule related to the new Lease Receivables to be included in the Funding Base.

               (v) The Funding Base (after giving effect to the addition of the Lease Receivables described in item (iv) above) is $_________________.

               With respect to the Advance occurring on the Initial Funding Date, all conditions precedent pursuant to Section 3.01 have been satisfied and
                                           ------------
with respect to all other Advances, all conditions precedent pursuant to Section
                                                                         -------
3.02 have been satisfied.
----

               In accordance with the Agreement, the undersigned hereby instructs the Agent remit the applicable proceeds to the undersigned.

                                              Very truly yours,

                                              STEELCASE FINANCIAL SERVICES INC.


                                              By: _____________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT F


                                  FORM OF NOTE


                                   [Attached]

                                                                       EXHIBIT F

                             FORM OF PROMISSORY NOTE

U.S.$200,000,000                                         Dated: October 20,1999

          FOR VALUE RECEIVED, the undersigned, STEELCASE FINANCIAL SERVICES INC., a Michigan corporation (the "Transferor"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of CITICORP NORTH AMERICA, INC., a Delaware corporation, as agent for the "Transferees" (as defined in the Transfer Agreement referred to below) (the "Agent"), or its registered assigns, in accordance with the provisions of the Transfer Agreement referred to below the principal sum of TWO HUNDRED MILLION DOLLARS AND 00/100 (U.S. $200,000,000), or, if less, the aggregate unpaid principal amount of all Advances made to the undersigned under the Transfer Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transfer Agreement.

          Interest shall be paid on the unpaid principal amount of the Advances in accordance with the provisions of the Transfer Agreement until such is paid in full, at such interest rates and at such times, as are specified in the Transfer Agreement.

          All payments of principal and interest in respect of this Promissory Note shall be made to the Agent in lawful money of the United States of America in same day funds for the Agent's account at such address notified to the Transferor by the Agent from time to time, Re: Payment for Steelcase Financial Services Inc., or at such other place as shall be designated by the Agent for such purpose.

          This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Lease Receivables Transfer Agreement dated as of October 20, 1999 (the "Transfer Agreement") among the Transferor, Corporate Asset Funding Company, Inc., as Conduit Transferee, the financial institutions party thereto from time to time, as the Committed Transferees and the Agent and is entitled to the benefit and security of the Transfer Agreement and the Facility Documents referred to therein, to which Transfer Agreement reference is hereby made for a statement of all of the terms and conditions under which the Advances evidenced hereby are to be extended and repaid.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Transferor.

          Should the indebtedness represented by this Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding, or should this Promissory Note be placed in the hands of attorneys for collection after default, the Transferor agrees to pay, in addition to the principal, interest due and payable hereon and any other sums due and payable hereon, all costs of collecting or attempting to collect this Promissory Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal.

                  This Promissory Note shall not require the payment nor permit the collection of interest or any late payment charge in excess of the maximum rate permitted by law. If any excess interest or late payment charge in such respect is provided for under this Promissory Note or shall be adjudicated to provide for such terms, neither the Transferor nor its successors or assigns shall be obligated to pay such interest or late payment charge in excess of the maximum amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived. In the event the Agent shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such sums deemed to constitute interest in excess of the maximum rate permitted by law shall, upon such determination, at the option of the Agent, be returned to the Transferor or credited against the principal balance of the Transferor's obligation then outstanding under this Promissory Note. This provision shall control any other provision of this Promissory Note.

                  This Promissory Note shall be interpreted, governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York.

                  Whenever in this Promissory Note reference is made to the Agent or the Transferor, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Transferor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Transferor.

                                             Very truly yours,

                                             STEELCASE FINANCIAL SERVICES INC.


                                             By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

                                                                      EXHIBIT G

                            LIST OF CLOSING DOCUMENTS


                                   [Attached)

                        LEASE RECEIVABLES CREDIT FACILITY

                                       for

                        STEELCASE FINANCIAL SERVICES INC.



                           Dated as of October 20, 1999

A.  CREDIT DOCUMENTS
    ----------------

1 . Lease Receivables Transfer Agreement (the "LRTA") among Steelcase Financial
    Services Inc. ("SFSI"), as Transferor and Servicer, Corporate Asset Funding Company, Inc. ("CAFCO"), as Conduit Transferee, the financial institutions from time to time party thereto, as Committed Transferees and Citicorp North America, Inc., as Agent (the "Agent").

                          EXHIBITS
                          --------

    EXHIBIT A        Description of Credit and Collection Policy
    EXHIBIT B        Fiscal Months
    EXHIBIT C        Form of Interest Rate Hedge Assignment Acknowledgment
    EXHIBIT D        Form of Investor Report
    EXHIBIT E        Form of Funding Request
    EXHIBIT F        Form of Note
    EXHIBIT G        List of Closing Documents
    EXHIBIT H        List of Filing Locations
    EXHIBIT I        List of Offices of Transferor where Records are Kept

2.  Promissory Note executed by SFSI and payable to the Agent.

3. Performance Guaranty ("Performance Guaranty") executed by Steelcase Inc. ("Parent") in favor of the Conduit Transferee, the Committed Transferees and the Agent.

B.  SFSI CORPORATE DOCUMENTS
    ------------------------

4. Certificate of Incorporation of SFSI certified by the Secretary of State of Michigan.

5. Good Standing Certificate for SFSI issued by the Secretary of State of Michigan.

6.  Certificates of the Secretary or an Assistant Secretary of SFSI certifying
    (A) the resolutions adopted by the Board of Directors of SFSI, attached thereto, approving each of the transactions and the documents executed in connection therewith, (ii) the names and true signatures of the representatives of SFSI authorized on its behalf to sign the documents to be delivered by SFSI and (iii) the accuracy and completeness of SFSI's by-laws attached thereto.

C.       PARENT CORPORATE DOCUMENTS
         --------------------------

7. Articles of Incorporation of the Parent certified by the Secretary of State of Michigan.

8. Good Standing Certificate for the Parent issued by the Secretary of State of Michigan.

9. Certificates of the Secretary or an Assistant Secretary of the Parent certifying (A) the resolutions adopted by the Board of Directors of the Parent, attached thereto, approving each of the transactions and the documents executed in connection therewith, (ii) the names and true signatures of the representatives of the Parent authorized on its behalf to sign the documents to be delivered by Parent and (iii) the accuracy and completeness of Parent's by-laws attached thereto.

D.       UCC LIEN SEARCHES AND FINANCING STATEMENTS
         ------------------------------------------

10. UCC Lien Search Reports listing all effective financing statements which name SFSI as debtor and which were filed in the office of the Secretary of State of Michigan.

11. Tax Lien and Judgment Search Reports relating to SFSI from the Register of Deeds of Kent County, Michigan.

12. UCC-1 Financing Statement naming SFSI as the debtor and the Agent, as secured party filed in the office of the Secretary of State of Michigan.

13. Post-Filing UCC Lien Search Reports listing the financing statements filed against SFSI as debtor and which were filed in the office of the Secretary of State of Michigan.

E.       OPINIONS
         --------

14.      Opinion of Sheila C. Dayton, Assistant General Counsel for SFSI.

15.      Opinion of Baker & McKenzie, counsel to SFSI.

F.       MISCELLANEOUS
         -------------

16.      Notice of Funding executed by SFSI.

17.      Initial Investor Report.

18. ISDA Master Agreement between Citibank, N.A., New York and SFSI, together with Schedule to Master Agreement.

19.      Fee Letter.

                                                                       EXHIBIT H

                            LIST OF FILING LOCATIONS

Secretary of State of Michigan

                                                                       EXHIBIT I

                       LIST OF OFFICES OF TRANSFEROR WHERE
                                RECORDS ARE KEPT


901 44th Street, S.E.
Grand Rapids, Michigan 49508

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